Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

INDEPENDENT TECHNICAL REPORT

For

ANGKOR WAT MINERALS LIMITED

On

CAMBODIAN AND INDONESIAN EXPLORATION PROJECTS

In fulfilment of the requirements for an

NI43-101 REPORT

A.J. McDougall BSc, MSc (hons), MAusIMM

Managing Director, Earth Worx Geological Services Ltd

Christchurch, New Zealand

Prepared February 2009

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

TABLE OF CONTENTS

1.0 Summary

2.0

Introduction and Terms of Reference

3.0

Disclaimer

4.0

Tenement Descriptions and Locations – Cambodia

4.1

Senator and Angkor Wat Projects

4.2

Porphyry Creek

4.3

Climate, Local Resources, and Infrastructure

4.3.1

Climate

4.3.2

Local Resources

4.3.3

Physiography

4.3.4

Infrastructure

4.4

Unexploded Ordinance and Mines

5.0

Tenement Descriptions and Locations – Kalimantan, Indonesia

5.1

Buntok Zircon Project

5.2

Climate, Local Resources, Physiography, and Infrastructure

5.2.1

Climate

5.2.2

Local Resources

5.2.3

Physiography

5.2.4

Infrastructure

6.0

History and Data Sources

6.1

Senator and Angkor Wat

6.2

Porphyry Creek

6.3

Buntok Zircon Project

6.4

Data Sources and Limitations

7.0

Regional Geology – Cambodia

8.0

Regional Geology – Kalimantan

9.0

Local Geology

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

9.1

Senator and Angkor Wat

9.1.1

Mineralisation

9.2

Porphyry Creek

9.2.1

Geology

9.2.2

Geological Structure

9.2.3

Mineralisation

9.3

Buntok Zircon Deposit

9.3.1

Mineralisation

10.0

Exploration and Development Planning

10.1

Exploration of Senator and Angkor Wat

10.1.1

Exploration Budget – Senator and Angkor Wat

10.2

Exploration of Porphyry Creek

10.2.1

Exploration Budget – Porphyry Creek

10.3

Exploration of Buntok Zircon Deposit

10.3.1

Mine Development

11.0

Data Verification

12.0

Adjacent Properties

13.0

Mineral Processing and Metallurgical Testing

14.0

Other Relevant Information

15.0

Mineral Resources and Reserves

16.0

Interpretations and Conclusions

16.1

Senator and Angkor Wat

16.2

Porphyry Creek

16.3

Buntok Zircon Project

17.0

Recommendations

18.0

Risk

19.0

Statement of Capability

20.0

Statement of Independence

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

21.0

Limitations and Consent

LIST OF FIGURES

Figure 1 Location of Cambodian projects

Figure 2 Map of Kalimantan

Figure 3 Location of Buntok project, Kalimantan

Figure 4 Regional tectonic map of Cambodia

Figure 5 Regional geology of Cambodia and adjacent countries

Figure 6 Main tectono-stratigraphic domains of Kalimantan

Figure 7 Local geology of Angkor Wat, Senator, and Porphyry Creek

Figure 8 Key features of Porphyry Creek exploration site

Figure 9 Regional tectonic map of Cambodia

Figure 10 Equal area projection, poles to joints, PCT1

Figure 11 Equal area projection, poles to joints, PCT2

Figure 12 Porphyry Creek sample locations

Figure 13 Simplified stratigraphy, Buntok zircon project

LIST OF PHOTOS

Photo 1 trench 1, Porphyry Creek

Photo 2 View of outcrop exposed in Trench 1, Porphyry Creek

Photo 3 Close up of joints in Trench 1, Porphyry Creek

Photo 4 Close up of mineralisation on joint surfaces, trench 1, Porphyry Creek

Photo 5 View of jointing, Trench 2, Porphyry Creek

Photo 6 Brecciated sample from site 3, Trench 1, Porphyry Creek

Photo 7 excavation of Trench 2, Porphyry Creek

Photo 8 Completed excavation, Trench 2, Porphyry Creek

Photo 9 Close up of outcrop in Trench 2, Porphyry Creek

Photo 10 Close heavy mineral bearing quartz sands / gravels, Buntok, Kalimantan

Photo 11 Traditional zircon mining area, Buntok, Kalimantan

Photo 12 Traditional zircon and gold mining operation, Buntok, Kalimantan

Photo 13 Traditional miner removing zircon concentrate, Buntok, Kalimantan

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 14 Traditional miner removing zircon concentrate, Buntok, Kalimantan

Photo 15 Example of a mineral sands operation, Australia

Photo 16 Dual cutter suction mineral sands operation, Australia

Photo 17 Mineral sands operation

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

INDEPENDENT TECHNICAL REPORT

For

ANKOR WAT MINERALS LTD

On

CAMBODIAN AND INDONESIAN EXPLORATION PROJECTS

In fulfilment of the requirements for an

NI43-101 REPORT

1.0 SUMMARY

This technical report presents information on four exploration projects currently being undertaken by Angkor Wat Minerals Ltd. (AWM) in Cambodia and Indonesia. The principal features of these projects are as follows:

•

Porphyry Creek – a copper / gold project located in Preah Vihear Province, approximately 290km north of Phnom Penh, Cambodia. Mineralisation hosted in Diorite. Exploration work to date suggests intrusive related vein style mineralisation. Recent work demonstrates that the geology may be amenable to the discovery of a significant copper / gold deposit. An AWM 2008 program demonstrated along strike continuity of mineralisation over several hundred metres, and high localised copper grades. Gold grades also appear to increase down dip.

•

Senator Project – Located approximately 260km north of Phnom Penh, Cambodia and just south of Porphyry Creek. Site of the historic Phnum Lung gold mine. Potential for hosting eluvial and hardrock gold resources that might be amenable to both opencast and underground extraction. Anecdotal historic gold grades range 7.1 – 100.0g/t.

•

Angkor Wat Project – Located immediately adjacent to the Senator Project area. Has a history of small-scale gold mining. Has considerable potential for hosting eluvial and hardrock gold resources similar to those found at Senator.

•

Buntok Zircon Project – Located in south Kalimantan, Indonesia. Heavy mineral suite hosted in very large quartz sand deposit. Long history of artisanal mining of both zircon and alluvial gold. Significant potential for large scale mineral sands type project primarily targeting zircon and gold. May be some potential for extracting other heavy minerals including illmenite and rutile.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

AWM has been successful in raising sufficient funds to allow the commencement of exploration activities on all four tenement areas within the next 6-months. The focus will be on delineation of resources within the prospect areas, the initiation of pre-feasibility studies, and the development of a pilot zircon mining program at Buntok. A proportion of the available funds will be used as working capital and for additional tenement acquisition as new opportunities present themselves.

Earth Worx Geological Services Limited (EWGS) has visited the Buntok zircon project area, and the Porphyry Creek prospect area. No visits have been made to the other two sites owing largely to access difficulties during the Cambodian wet season. All available exploration data has been reviewed for all projects.

2.0 INTRODUCTION AND TERMS OF REFERENCE

Angkor Wat Minerals Incorporated is an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits they discover. The company is registered in the United States of America and has 100% control of Angkor Wat Minerals Ltd (AWM), a company that was registered in Cambodia on June 26th, 2006. AWM was registered with the Cambodian Ministry of Industry, Mines, and Energy (MIME) on 13th November 2006, allowing it to conduct exploration and mining activities in Cambodia.

AWM has three exploration projects in the north of Cambodia, and one in Kalimantan, Indonesia.

AWM commissioned EWGS to undertake an independent technical review of their Cambodian and Indonesian exploration projects and the planned development of those programs in the coming 2-year period. This review is in fulfilment of the requirements for Canadian National Instrument 43-101, Standards of Disclosure for Mineral Projects 2005.

EWGS has not undertaken any legal due diligence on the legitimacy or otherwise of the mineral tenements in either Cambodia or Indonesia. EWGS has been advised by AWM that all permits are in good standing with no known encumbrances. Similarly, EWGS has not investigated potential project risks associated with specific national, regional, or district legislative requirements, landowner / occupier issues, or environmental issues.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

3.0 DISCLAIMER

This report has been based on data, reports, and other information made available to EWGS by AWM. EWGS has been advised by AWM that the information provided is complete as to material detail and is not untruthful or deliberately misleading. A draft copy of this report has been provided to AWM for comment and identification of any errors of fact, or erroneous / ambiguous statements.

The opinions and observations contained herein are given in good faith and EWGS believes that the basic assumptions and interpretations are realistic and correct within the constraints of the available data and information.

By acceptance of this report and use thereof by AWM, AWM agrees to indemnify and hold harmless EWGS and their shareholders, directors, officers, and associates against any and all losses, claims, damages, liabilities or actions to which they or any of them may become subject under any securities act, statute or common law, and will reimburse them on a current basis for any legal or other expenses incurred by them in connection with investigating any claims or defending any actions.

This report is provided to AWM as a technical report for the purposes of compliance with Canadian National Instrument 43-101, 2005, and should not be used or relied upon for any other purpose. This report does not constitute a legal or technical audit. Neither the whole nor any part of this report nor any reference thereto may be included in or with or attached to any document or used for any purpose without prior written consent form EWGS as to the form and context in which it appears.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

4.0 TENEMENT DESCRIPTIONS AND LOCATIONS - CAMBODIA

4.1 Senator and Angkor Wat Projects

The Senator Project (“Senator”) is a gold exploration project located in Tbeang Meanchey District, Preah Vihear Province, approximately 260km north of Phnom Penh and 30km south of Porphyry Creek (Figure 1). The Angkor Wat Project (“Angkor Wat”) is a gold exploration project located adjacent to Senator.

The area covered by Senator and Angkor Wat is part of a large land area in Preah Vihear Province subject to an agreement between the Cambodian Ministry of Commerce (“CMC”) and the Chinese government that gives preferential rights to China for exploitation of iron ore deposits in the area. AWM advises that CMC has agreed to excise the Senator and Angkor Wat areas from this agreement.

AWM has applied for two mineral exploration licences for gold and other metallic minerals over the Senator and Angkor Wat area.

The Senator Licence application covers an area of 7.5km2 and includes the old gold mine previously worked by Delcom Cambodia Pte Limited (“Delcom”), a Malaysian-owned company. AWM signed a joint venture with Delcom on 27th February 2007 which gave AWM a 60% ownership of the Senator licence, with Delcom holding the remaining 40%.

The Angkor Wat licence application covers an area of 54km2 to the south and adjoining the Senator Licence application area. AWM holds 100% ownership of the Angkor licence.

AWM has advised EWGS that AWM’s Senator and Angkor Wat licence applications are subject to approval by the MIME and CMC and that approval is expected in the near future.

A Mineral Exploration Licence in Cambodia is normally granted for an initial period of two years and is renewable twice for additional two year periods, providing for a total exploration period of six years. At the end of the six year exploration period, a licence holder can apply to MIME for an extension to carry out feasibility studies on any potential mining project located within the licence area. Land rental for exploration licences are

US$20 per km2 for the first two years rising to US$30 for Years 3 and 4 and US$40 for Years 5 and 6. Relinquishment of 30% of the licence area is required at the end of Year 2 and at the end of each subsequent two year period.

On completion of a feasibility study, the licence holder can apply to the Council for the Development of Cambodia (“CDC”) for an Industrial Mining Licence (“IML”) which can be

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

granted for a period of up to 30 years but normally is granted for a shorter period, with extensions granted based on work performance. Mineral royalties, tax rates and other conditions relating to a mining operation in Cambodia are normally negotiated with the government at the time of the application for an IML.

The Senator and Angkor Wat projects are located are accessed by sealed road from the capital Phnom Penh to the provincial centre of Kampong Thom and then by unsealed road north of Kampong Thom for 70km. This unsealed section of road is in poor condition and becomes impassable during heavy rain in the wet season. The Senator tenements are accessed via a forest track for a distance of 10km from the local village, Rom Dey which is located on the main road. This access track also becomes impassable during heavy rain.

200000 E
400000 E
600000 E
1600 000 N
1400 000 N
1200 000 N
THAILAND
LAOS
Mekong
River
PORPHYRY
CREEK
SENATOR
ANGKOR WAT
Sisophon
Siem Reap
Kampong Thom
CAMBODIA
PHNOM PENH
VIETNAM
Kampong
Speu
Ho Chi Min City
Gulf
of
Thailand
Sihanoukville
South China Sea
Legend
Sealed Road
Unsealed Road
Exploration Tenement
0
100
Kilometres
LAOS
THAILAND
CAMBODIA
SOUTH
CHINA
SEA
PHILIPPINES
MALAYSIA
INDONESIA
Kilometres
Note: UTM India-Thai 1960 Datum

Regional Location Plan

Figure 1. Location of Cambodian projects

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

4.2 Porphyry Creek

The Porphyry Creek Project (“Porphyry Creek”) is a copper porphyry exploration target located in Tbeang Meanchey District, Preah Vihear Province, approximately 290km north of Phnom Penh (Figure 1).

Porphyry Creek is covered by a mineral exploration licence for gold and other metallic minerals granted to AWM by MIME on 29th January 2007. The licence covers an area of 90km2. Ownership of the licence is held 100% by AWM.

The Porphyry Creek project is accessed by the same route as Senator. Porphyry Creek is approximately 30km north of Senator. The main unsealed road traverses the Porphyry Creek tenement. The tenement is accessed by forest tracks from the local village, Tanal Kang which is located on the main road. The forest tracks are impassable during heavy rain.

As in the Senator and Angkor Wat tenement areas, topography throughout the concession area is low rolling countryside largely covered with straggly regenerating jungle. A long history of deforestation and seasonal burning has resulted in the generation of large open grassy areas some of which are utilised for the growing of crops and raising cattle.

4.3 Climate, Local Resources, Physiography, and Infrastructure

4.3.1 Climate

Cambodia has a tropical monsoonal climate with distinct hot dry and hot wet seasons. The hot wet season normally extends from May to October. Temperatures range from 25°C to 35°C in the period November to April and from 30°C to 40°C with high humidity during May to October.

The country is affected by the southwest monsoon during May to October. Average annual rainfall for Phnom Penh is approximately 1,370mm with 78% of rainfall falling between May and October. Annual evaporation exceeds rainfall. Tropical depressions and typhoons originating in the China Sea to the east of Cambodia and Vietnam can affect the country, normally during the latter part of the wet season.

4.3.2 Local Resources

Cambodia has no modern mining industry to speak of. Previous mining activities have been limited to small scale artisanal exploitation and hence Cambodia is considered under-explored for minerals. Cambodia’s recent history has provided a major disincentive for exploration investment by foreign companies. However, in the last ten years, as the country

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

has moved toward greater political stability, the level of exploration activity has slowly increased, with active exploration currently being carried out by companies from Cambodia, Australia, Korea and China.

MIME provides limited support to the exploration and mining sector, however, MIME’s historical database is dated and generally of poor quality. French compiled topographic maps circa 1950’s and 60’s at a scale of 1:50,000 and 1:100,000 are available covering most of Cambodia. These maps are generally very low resolution and often inaccurate. Low resolution digital terrain model data is available from various international sources. There is also a series of 1:200,000 geological maps of Cambodia but these are also often wildly inaccurate and incomplete at a local scale. This lack of basic good quality topographic data imposes significant constraints on entry level exploration programs that involve mapping and surface sampling. The increasing use of GPS and high resolution satellite imagery helps the situation but there is still an urgent need for updated regional aerial photography and generation of good quality base maps and DTMs. To date, there has been no indication from the Cambodian Government that they plan to undertake such a program in the near future.

Local labour costs and other operating costs in Cambodia are low; however, skill levels are often correspondingly low. Cambodian geologists are available but generally have limited experience. There are both Australian and Vietnamese drilling contractors working in Cambodia but geophysical and metallurgical consultants are sourced from outside the country. AWM uses ISO accredited labs in Australia and Thailand.

It would be wise for any companies trying to establish mining projects in Cambodia to put in place training programs for locals so as to build local capability and expertise.

Specialised engineering expertise for large scale mining projects is virtually non-existent in Cambodia and this would also need to be sourced internationally.

Local villagers at Senator have been exposed previously to exploration and mining operations and hence provide a small pool of semi-skilled labour for the exploration phase of AWM’s projects.

4.3.3 Physiography

Cambodia is dominated by the extensive lacustrine plain surrounding the Tonle Sap Lake and Mekong River and its tributaries. Approximately 75% of the country is at an elevation of less than 100m. Senator, Angkor Wat and Porphyry Creek are located on the northern fringes of the plain at elevations of 200-300m where isolated hills rising to 500m are formed of older rocks that extend above the flat-lying Tertiary-age cover.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

As mentioned above, Senator, Angkor Wat, and Porphyry Creek are located in cleared rain forest which now consists of a patchwork forest varying from sparse to dense cover surrounded by open areas of grass and low bush. Tadong is located in a hilly, forested area. The surrounding countryside of all project areas is inhabited by local villagers working rice paddy fields and growing other crops in small plantations.

4.3.4 Infrastructure

Infrastructure, including roads and the power distribution grid, is generally poor away from the capital Phnom Penh and the larger provincial centres such as Kampong Thom and Siem Reap. Cambodia’s recent history of civil war has held back economic development but in the last ten years the economy has started to improve and currently there is a significant increase in infrastructure projects with road and power networks steadily improving. The Government has recently announced plans to build new hydro dams on the Mekong, Srae Pok, and Sesan Rivers that will generate an additional 2,000 megawatts of electricity by 2020.

While having some way to go, telecommunications are also slowly improving through a combination of foreign investment in new networks, and a Government commitment to building the necessary infrastructure for the provision of widespread access to high speed internet services.

On-site power during the exploration phase of all projects will be provided by diesel generators.

Adequate water supplies for exploration camps and drilling activities are available at Senator, Angkor Wat and Neoneer utilising water dams constructed to supply the previous mining operations. Water for drilling at Porphyry Creek and Tadong will be sourced from local creeks or dams.

4.4 Unexploded Ordinance and Mines

The Senator, Angkor Wat and Porphyry Creek projects are in areas which were subject to hostilities, including the laying of mines, during the civil war. Mine clearing activities have taken place in the vicinity of Senator, Angkor Wat and Porphyry Creek in recent times through UN sponsored programs and AWM advises EWGS that all three project areas are now considered clear of unexploded ordinance.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

 5.0 TENEMENT DESCRIPTION AND LOCATION – KALIMANTAN, INDONESIA

5.1 Buntok Zircon Project

The Buntok project area is located approximately 150km north of the city of Palangkaraya, southern Kalimantan, Indonesia (Figure 2 & 3). The topography throughout the concession area is flat to low rolling country at an average elevation of 100-200m. There is extensive tropical rain forest cover throughout although large areas have been clear felled in recent times. The main land use is forestry and traditional zircon/gold mining. The climate is sub-tropical with temperatures ranging 20 - 35°. Access to the project area is via a good sealed road to within 20km of the site, then an unsealed road. The final access is via a very narrow dirt track. Population density is very low. Extensive traditional mining is undertaken throughout the concession area.

Indonesia
International boundary
National capital
Railroad
Road
THAILAND
LAOS
BURMA
VIETNAM
CAMBODIA
PHILIPPINES
Philippine Sea
Andaman Sea
South China Sea
SPRATLY ISLANDS
Sulu Sea
MALAYSIA
Bandar Seri Begawan
BRUNEI
Borneo
Kalimantan
Celebes Sea
PALAU
PACIFIC OCEAN
SINGAPORE
Sumatra
Molucca Sea
GREATER SUNDA ISLANDS
Java Sea
Jakarta
Banda Sea
New Guinea
PAPUA NEW GUINEA
EAST TIMOR
Arafura Sea
Timor Sea
LESSER SUNDA ISLANDS
INDIAN OCEAN
AUSTRALIA
Makassar
Manila
Luzon
Koror

Figure 2. Location of Kalimantan project

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Figure 3. Location of Buntok project

5.2 Climate, Local Resources, Physiography, and Infrastructure

5.2.1 Climate

Kalimantan straddles the equator so has a typically tropical climate and very high rainfall throughout the year. Average rainfall is around 3000 mm per annum. The temperature varies between 29ºC and 34ºC and the humidity is in the range of 70-98%. Generally, there is a dry season from June to September and a rainy or monsoon season from December to March. The monsoon is often augmented by humid breezes from the Indian Ocean, producing significant amounts of rain. Winds are moderate and generally predictable, with monsoons usually blowing in from the south and east in June through September and from the northwest in December through March. Typhoons and large-scale storms are rare.

5.2.2 Local Resources

As in Cambodia, there is no modern mining industry in South and Central Kalimantan. This contrasts strongly with Eastern Kalimantan in particular where there is a long history of coal mining and petroleum exploration / exploitation. The support mechanisms for detailed mineral and coal exploration are therefore limited. A positive aspect however is that the

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Indonesian government has supported comprehensive topographic and geological mapping programs in recent times and the quality of this data is of sufficient resolution and quality to use as base data. All of Kalimantan is covered by 1:200,000 scale geological maps that appear to cover the salient geological features although detailed mapping at smaller scales will be necessary in the tenement areas.

Labour and operating costs are very low in Kalimantan but the availability of skilled workers in the mining sector is problematic. However, other parts of Indonesia, particularly Java, Sumatra, and Sulawesi host international scale coal and base metal mining projects so suitably skilled workers could be readily sourced from those areas. The current global economic situation has resulted in the sudden availability of skilled workers from countries such as Australia and South Africa. Many international mine consulting companies have regional offices in Jakarta.

5.2.3 Physiography

South and Central Kalimantan largely comprises lowlands, principally alluvial and swampy plains transected by numerous rivers of varying sizes. Many of the larger rivers are navigable for long distances. Dense jungle covers most of the central parts of Kalimantan where the Katingan coal project resides, however, at Buntok, extensive deforestation has resulted in the formation of large open areas that largely lie fallow. Some small agricultural enterprises are evident in these areas. Artisanal mining of zircon and gold has left the landscape heavily scarred in places as there has historically been no requirement for the miners to restore the land after mining has been completed. This is changing however, as regional governance becomes more autonomous and the mining legislation more structured.

5.2.4 Infrastructure

Away from the main population centres basic infrastructure, such as community and health services, piped water, roading, telecommunications, and electricity, is limited. Intensive forestry and milling of native timber in recent times has opened up large tracts of jungle in the interior but at the conclusion of those activities the roads are abandoned and the jungle left to grow over them. They are therefore of little use for providing access to exploration areas. As mentioned above, many of the large rivers that penetrate the interior are navigable very long distances and provide perhaps the best means of access to the project area.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

6.0 HISTORY and DATA SOURCES

6.1 Senator and Angkor Wat

The Senator deposit, locally referred to as the Phnom Lung or An Lung gold deposit, was worked by artisanal miners discontinuously during the 1950s to 1970s. Angkor Wat’s Rom Dey deposit is located approximately 4km from the Senator deposit and is currently being worked by local villagers.

The Bureau de Recherches Géologiques et Minière (“BRGM”) carried out a reconnaissance geological survey of both deposits in 1963 and reported a yield of 3.0 kilograms (“kg”) of gold from 97 tonnes (“t”) from pits and trenches equivalent to an average grade of 31.0 grams of per tonne (“g/t Au”). The United Nations Economic and Social Commission for Asia and the Pacific (“ESCAP”) reported in its Minerals of Cambodia publication that BRGM carried out 500m of diamond core drilling at the Rom Dey deposit from 1963 to 1965. Hole locations for this drilling are unavailable. BRGM reported grades ranging from 7.1g/t to 20.4g/t Au.

Delcom was issued an exploration licence over the Senator area in 1994 which has since lapsed. Delcom carried out exploration of the Senator deposit over a number of years including development of three shafts and a number of open cut workings over a strike length of 200m. Shafts extend to a depth of approximately 130m and drives were developed on two levels at a depth of 40m and 100m. Delcom treated gold-bearing ore but no production statistics are available.

Delcom and other local artisanal miners delineated eluvial gold-bearing deposits adjacent to the Senator deposit and also at the Rom Dey gold deposit. Eluvial deposits in both areas have been exploited and tested by an extensive network of shallow pits, costeans and shafts. Local villagers are currently recovering gold at the Rom Dey deposit from eluvial deposits and from narrow veins in near-surface oxidized rock.

6.2 Porphyry Creek

The Porphyry Creek prospect area has been the subject of sporadic exploration activity for the last 50-years. All work to date has focussed on a small area of known mineralised outcrop originally discovered in the bed of Porphyry Creek. The most comprehensive exploration work was carried out by the French in the 1950’s when they completed a large excavation locally known as “French Pit” on the east bank of Porphyry Creek, approximately 50m downstream of the original outcrop. No other significant work was carried out until AWM engaged Geomap Ltd to carry out a broad field reconnaissance in May 2007. The primary

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

objective of this work was to review the geology and mineralisation potential in the tenement area. Nick Tate, the principle geologist from Geomap, reviewed existing data and visited three prospects in the field during the period 06/04/2007 to 10/04/2007. The results of this work are recorded in “Geology and Mineralisation of the Senator, Angkor Wat, Porphyry Creek, Tadong & Neoneer Tenements, Cambodia, 2007”.

6.3 Buntok Zircon Project

While there is a long history of artisanal mining throughout the south Kalimantan region, no methodical assessment has ever been conducted on the heavy mineral resource. Little is known about the true in-ground zircon and gold grades. Limited sampling carried out to date is inconclusive as most of the samples have been taken from concentrated materials. Anecdotal evidence suggests that the gold grades may be in the 300-1000mg/m3 range but no empirical evidence exists for this. Heavy mineral distribution within the deposit is likely to be variable and significant resource assessment work will be necessary to prove the resource to NI43-101 standard.

6.4. Data Sources & Limitations

All of the projects discussed here are essentially “Green fields” projects so have only been subjected to very high level preliminary investigations including  geological mapping, air photo interpretation, satellite image interpretation, stream sediment / outcrop / float sampling and analysis. Apart from the 500m of diamond drilling carried out at the Senator, no drilling has yet been carried out in any of the tenement areas. It should therefore be noted from the outset that there is insufficient data for any of the five projects to enable the calculation of mineral or coal resources to NI43-101 or equivalent standard.

Cambodia in particular suffers from a paucity of reliable geospatial data. The available topographic maps are very old and of poor quality. A series of geological maps exist but these are woefully inaccurate and of very limited value as a basis for serious exploration work. For AWM to advance its projects in Cambodia, it will need to invest heavily in the acquisition of new high resolution geospatial data either via high resolution satellite imagery or the commissioning of low level aerial photography in their areas of interest. Airborne radar methods such as LIDAR may be a cheap alternative with the added bonus of having the ability to acquire digital terrain models virtually instantaneously.

AWM plans to carry out an aeromagnetic survey of the Porphyry Creek area in 2009.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

AWM has carried out a data search at the MIME for all three Cambodian project areas. Generally documentation of historical data at the MIME is of poor quality. AWM has been unable to locate the BRGM drilling data from Senator.

More recent exploration carried out by Delcom at Senator, including underground exploration and ore processing, has also been documented poorly and it appears that no systematic geological database was established by either company. Consequently AWM has had difficulty in verifying the location and grade of mineralization quoted by this company. This will require AWM to repeat much of what has been done by Delcom by carrying out its own surface and underground sampling at Senator.

Indonesia is in a rather more fortunate position with regard to the availability of reasonable quality geospatial information with most regions well covered by. The accuracy of the geological maps however will only be tested when ground truthing is carried out during the planned targeted exploration programs.

No methodical, scientifically based sampling programs have yet been conducted in any of the deposits discussed here. Nothing is known therefore about quantity or quality variability within them.

The cadastral system in Cambodia is largely undeveloped and the most commonly used datum is the Thai – India datum. Local survey circuits may be developed in the future. There may be a case for developing artificial project datums as the respective programs proceed.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

7.0 REGIONAL GEOLOGY – CAMBODIA

Cambodia covers part of the Indochina (Khontum) Block (Figure 4). This is a relatively stable cratonic plate of Silurian or older rocks between the Truongson fold belt to the north and the Loei fold belt to the west. Both of these fold belts contain collisional arc type volcanosedimentary sequences ranging in age from Carboniferous to Triassic. The nature of the basement block in Cambodia is not clear since most of it is covered by the Mesozoic Khorat basin sedimentary sequence and younger rocks.

Figure 4. Tectonic setting of Cambodia.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

All of the tenements occur within the cratonic Indochina Terrane. The Khorat Basin is an extensive back arc or continental basin covering much of northern Thailand and Cambodia (Figure 5). The sediments are dominated by fluvial and shallow marine sandstones with interbedded conglomerates, shales, evapourites and coal measures. The clasts in the sandstones and conglomerates reflect the intermediate volcanics and limestones in the surrounding fold belts. The sediments rage in age from Triassic to Cretaceous. Analysis of satellite imagery suggests the basin contains two distinct sedimentary sequences. The lower sequence (Triassic) is moderately folded and forms subdued topography. The upper sequence (Jurassic – Cretaceous), which is only gently folded, appears to rest unconformably above the lower sequence. The upper sequence forms large flat topped mesa-like hills. The basin has been partially eroded in Cambodia and there are many small windows revealing the Palaeozoic basement rocks.

Figure 5 Regional geology of Cambodia and adjacent countries.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Evidence from Laos and Thailand suggests that intrusive events in the basement occurred during the Silurian (400Ma) and Permian (280Ma). French geology maps (1971) indicate some conformable volcanic units (rhyolite to andesite) at the base of the upper sequence in the Khorat Basin. Many small granitoid plugs intrude the lower units of the Khorat basin. It is not clear whether these plugs intrude or are unconformably overlain by the upper sequence of the basin. Much of the central area of Cambodia is covered by a large NW trending alluvial basin infilled with Quaternary to recent sediments. This basin is still developing. These sediments are relatively thin over most of the country, but become thicker and more pervasive around Tonle Sap (Lake) and the Mekong Delta. In eastern Cambodia, large sheets of flood basalt contribute to the Tertiary cover in places.

The Porphyry Creek tenements cover areas of Palaeozoic basement and intrusives exposed in windows through the Khorat Basin sediments. The Senator and Ankor Wat tenements cover parts of the Khorat basin sediments that are intruded by small granitoid plugs of intermediate to acid composition.

Previous experience in Cambodia has demonstrated that published geology maps are usually inaccurate and incomplete at a local scale. In particular, there are often many more intrusives present than indicated on the existing maps. However, GEOMAP were able to successfully identify previously unmapped intrusive bodies using high resolution LANDSAT images.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

8.0 REGIONAL GEOLOGY – KALIMANTAN

The island of Kalimantan presently lies upon the south-eastern margin of the greater Eurasian plate. It is bounded to the north by the South China Sea marginal oceanic basin, to the east by the Philippine Mobile Belt and the Philippine Sea Plate and to the south by the Banda and Sunda arc systems (Figure 6). It is bounded to the west by the Sunda Shelf and ultimately by Palaeozoic and Mesozoic continental crust of the Malay Peninsula. The Greater Kalimantan Block is surrounded to the north, east, and south by plate boundaries and arc systems which are presently active or which have been active during the Tertiary and it is bounded to the west by an underexplored shelf region which possibly conceals a terrane boundary.

Figure 6. Main tectono-stratigraphic domains of Kalimantan.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Kalimantan can be divided into several roughly E-W trending tectonic provinces. The northern portion of the island is dominated by the Cretaceous and Eocene to Miocene Crocker-Rajang-Embaluh accretionary complex. This consists primarily of turbidites which were being shed northeastward (present day coordinates) off of the Schwaner and younger volcanic arcs into a paralic to deep marine trench basin. These sediments were imbricated, deformed, and weakly metamorphosed during Cretaceous and Tertiary subduction and finally were intruded by late stage and post subduction intrusions of the Oligo- Miocene Sintang Group.

The Melawi-Ketungau basins and the Kutei basin (Figure 6) formed along the southern margin of this complex during the Late Eocene and are separated from it by the Lupar- Lubok Antu and Boyan melange-ophiolitic zones. Scattered exposures of Cretaceous marine sediments adjacent to these basins likely record the Cretaceous fore-arc basin to the Schwaner arc. The Kutei basin developed primarily along an arm of the Makassar rift system while the Melawi-Ketungau basins and the Upper Kutei basins occupy more of a fore-arc to intra-arc position to Tertiary volcanism. The Tarakan and Sandakan basins are Tertiary basins developed in the northeast part of Kalimantan. Similar to Kutai basin, these basins are sourced by deltaic system from the Kalimantan mainland. The Barito basin formed at the same time but appears to have formed as a back-arc or continental rift. Researchers have correlated an Eocene basal sandstone/conglomerate and Eocene volcanics throughout all of these basins and it appears that a continuous system of Eocene rifts Formed along the margins of the uplifting and eroding Schwaner Batholith. These developed into separate basins during the Oligocene and Miocene and sedimentation has continued throughout most of the Neogene. The Schwaner Batholith itself is a triangular exposure of Cretaceous granitic rocks which intrude Palaeozoic and Mesozoic volcanics, volcaniclastics, and marine sediments. The only region of Kalimantan in which this Palaeozoic and Mesozoic section is well preserved is in Northwest Kalimantan and Western Sarawak (the Northwest Kalimantan domain of Williams et al (1988)) although it presumably formed the continental crustal host for Schwaner plutonism. The eastern margin of the Barito Basin is formed by the Meratus ophiolite. This was emplaced during the Middle Cretaceous; presumably during north-westward directed subduction (present day coordinates). Arc volcanism in SE Kalimantan then jumped outboard to the Sulawesi arc system. The Meratus ophiolite separates the Barito basin from Asem-asem basin in the south-eastern portion of Kalimantan. Asem-asem basin is a Tertiary basin which converted eastward gradually to the Paternoster carbonate platform.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

9.0 LOCAL GEOLOGY

9.1 Senator and Angkor Wat

The Senator and Angkor Wat tenements contain Khorat Basin sediments that have been intruded by a Triassic granitoid complex of intermediate to acid composition. Sediments adjacent to the granitic intrusives have been altered to hornfels. Analysis of Landsat imagery carried out by AWM suggests that the intrusive complex is made up of several discrete plugs that produce dome-like folds in surrounding sediments. This is considered a characteristic mode of occurrence for post-Triassic plugs that intrude the lower sequence of the Khorat Basin sequence elsewhere in Cambodia. Figure 7 is a local geology map compiled by AWM which is based on the published 1971 French geology map.

Senator consists of a previously worked hardrock deposit containing gold mineralization, surrounded by a number of extensive, thin eluvial gold deposits. The Senator deposit is located in an area of medium-grained, leucocratic biotite granite which contains a number of small aplite dykes. AWM interprets this granite as a marginal phase of the main intrusive complex. Sediments at the Senator deposit consist of hornsfelsic siltstones and fine-grained sandstones. Rock textures of float samples in the area suggest that some of the rock units were originally calcareous.

9.1.1 Mineralisation

The main target at the Senator deposit is a west-trending vein that can be traced over a strike length of approximately 280m. The layout of Delcom’s underground workings suggest that the vein is dipping north at about 50°. ESCAP indicated that the vein ranges from 0.3m to 0.9m in width. Examination by AWM of mullock dumps suggests that the eastern end of the vein is hosted in granite and the western end is hosted in hornfels. The most extensive workings are located where the vein crosses the contact between granite and hornfels which suggests the intersection may be a control for the ore shoot and depth extension of the deposit. The vein appears to split into a stockwork zone in the granite host.

Angkor Wat’s Rom Dey deposit appears to be a similar style of vein system to the Senator deposit. The vein system follows the contact between quartz diorite and hornfels and can be traced over a strike distance of 80m.

The mineralization at the Senator and Angkor Wat deposits consists of quartz veins with pods of massive pyrite, specular hematite and minor pyrrhotite, chalcopyrite, sphalerite, galena and arsenopyrite. The quartz is medium to coarse comb textured and occasionally

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

contains tourmaline. Veins have haloes of strong sericite-quartz-pyrite alteration in the granite and quartz diorite hosts and chlorite-sericite-pyrite alteration in the hornfels.

Delcom reported that the sulphide-rich mineralization at the Senator deposit contained high gold grades up to 100g/t Au and that the quartz-rich ore contained up to 10g/t Au. BRGM reported grade for the Rom Dey deposit ranging from 7.1g/t Au to 20.4g/t Au. Grab sampling of mullock dump material at the Senator deposit carried out by AWM returned values ranging from 3.6g/t Au to 44.0g/t Au. Similar grab samples collected from the Rom

Dey deposit by AWM returned values ranging from 0.1g/t Au to 71.9g/t Au.

Oxidation at both deposits extends to a depth of around 20m. The current water table at the Rom Dey deposit is at a depth of 10m. Delcom reported that eluvial deposits surrounding the Senator and Rom Dey deposits cover an area of 15km2. The sampling methods utilized by Delcom to evaluate the eluvium and the results of the evaluation are poorly reported and no reliable data on the thickness and grade of the eluvium are available.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

PORPHYRY CREEK
SENATOR
Mine Site
Rom Dey Deposit
ANGKOR WAT
Rom Dey Village
0
10
Kilometres
Legend
Tertiary Cover
Jurassic Sediments
Triassic sediments
Devonian Sediments
Triassic Andesites
Triassic Granite
Triassic Granodiorite
Hornfels
Unsealed Road

Figure 7. Local geology of Angkor Wat, Senator, and Porphyry Creek

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

9.2 Porphyry Creek

The Porphyry Creek tenement is located on the northern boundary of the granitoid intrusive complex approximately 30km north of Senator. Satellite imagery suggests that there may be some areas of Palaeozoic basement exposed in the Porphyry Creek tenement that are not indicated on the published geology map. Reconnaissance mapping carried out by AWM indicates that the tenement covers the margin of a quartz diorite plug with several textural variations including weakly porphyritic diorite and andesite porphyry. The eastern part of the tenement is underlain by Triassic sediments and andesite.

AWM augmented the historic reconnaissance work with a trenching program in December 2008 as follows:

The trenching program at Porphyry Creek commenced on Wednesday the 3rd of December 2008 and ran for 5 consecutive days. A Komatsu D85A bulldozer owned by AWM was mobilised from Phnom Penh. A 12-tonne Caterpillar excavator was mobilised 2 days into the program, however, on arrival it was discovered that the track gear was in such poor condition that it was effectively unusable. A replacement machine was located in the local village and this was engaged to complete the required work.

Key objectives for the program were to:

•

Investigate the continuity of the mineralised outcrops previously discovered in the bed of Porphyry Creek.

•

Create outcrop to examine mineralisation occurrence and style.

•

Acquire information / data on the structural geology in the area and to determine the role of structure in the formation of the deposit / mineralised zones.

•

Carry out a preliminary assessment of the French Pit area to determine what was of interest to previous explorers in the area.

•

Collect bulk samples from outcrop and float for assay.

Trench 1, located at 500858E, 1494233 (Indian – Thailand datum), was started near the outcrop previously discovered in the bed of Porphyry Creek (see map and photos below), and was cut directly north from that location for a distance of 60m. On completion, the trench was approximately 5m wide and 3m deep.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Trench 2 was, located at 500914E, 149420 (Indian – Thailand datum), immediately south of the French Pit at the toe of a large spoil heap made up of material excavated from it (See map and photos below). On completion, the trench was approximately 30m long by 5m wide by 4.5m deep. Most of the work was completed by the bulldozer with the excavator finally used to bench down to fresh rock. The pit was terminated on discovering that the trend of it was coincident with the orientation of the structural trend, reducing the likelihood of finding mineralised zones it.

At the conclusion of the trenching program, a drainage ditch was excavated at the eastern end of the French Pit in an attempt partially drain it to enable future investigations.

Figure 8. Map showing the approximate location of key features in the project area.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo1. View looking north along line of Trench 1. Bed of Porphyry Creek in the foreground. The location of the original mineralised outcrop is indicated.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

9.2.1 Geology

Trench 1:

A measured section in the deepest part of the trench comprised 0.3m of topsoil followed by 2.5m of highly weathered Diorite, then 0.5m of fresh Diorite. The weathering profile is variable. The mineralised zones have been more resistant to weathering, forming hard bars that extend sub-vertically up into the overlying weathered materials.

Three mineralised zones were intercepted as follows (From south to north):

I.

Located at the site of the original outcrop in the bed of Porphyry Creek. This zone was traced for a distance of approximately 10m along strike to the North West. The zone is approximately 1.5m wide and comprises a series of steeply dipping joints in Diorite that trend slightly west of north. The joint spacing ranges 50-250mm, with thickness ranging 1-3mm. All joints observed are filled with weathered clays. Slickensides and striations are observable on numerous joint surfaces. These indicate sub-vertical upward displacement along the joint planes. Most of the joint surfaces display thick veneers of Malachite and Azurite. Some minor occurrences of Chalcopyrite were observed, usually immediately beneath the Azurite veneers. Highly oxidised pyrite was also present in some hand samples. It might be expected that the occurrence of sulphides will increase with increasing depth down dip.

II.

Located approximately 17m north of site 1 and occupying a zone 2.5m wide. Again, the mineralisation is centred on a series of steeply dipping joints spaced between 100 and 280mm. Abundant Malachite and Azurite occur on the joint surfaces, with the veneers sometimes up to 1mm thick. The joint sets have the same general trend as those observed at site 1. The mineralisation is again intimately associated with the geological structure.

III.

Site 3 is located approximately 12m immediately north of site 2. Due to time constraints, only the very top of the un-weathered outcrop was exposed but this revealed a similar pattern of mineralisation to that observed at the other sites. One exceptional sample was collected here, containing a 1cm thick band of massive sulphide (see photo). The host rock was unusual in that it comprised a diorite breccia. This rock was formed in a zone of intense deformation where pathways have been opened for the passage of the hydrothermal solutions and ultimately, precipitation of the observed minerals.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Exposing more of this third site will be a priority for the next exploration phase. The mineralised outcrop appears to line up well with the trend of the French Pit and it may transpire that the zone intercepted in that pit continues through site 3. If so, this would demonstrate continuity along strike of some 100m.

Photo 2. View of Site 2 outcrop exposed in the wall of Trench 1

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 3. Close up view of joints in outcrop at site 2

Photo 4. Close up view of mineralisation on joint surfaces in site 2 outcrop. Dominated by Malachite, but Azurite also common. As well as forming the thick veneers, these minerals are also disseminated throughout the diorite.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 5. View of site 2 outcrop showing prominent jointing.

Photo 6. Brecciated sample from Site 3, Trench 1. Note band of massive sulphide

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Trench 2:

A measured section in the deepest part of the trench comprised 0.5m of topsoil followed by 3.0m of highly weathered Diorite, then 1.0m of fresh Diorite. No mineralisation was intercepted in Trench 2. However, several numerous joints were observed and measured. These have the same general orientation as those observed in Trench 1. Excavation was terminated on discovering that the trench was oriented parallel to the structural trend. This significantly reduced the likelihood of finding anything of interest because the trench would only continue to follow a barren zone directly along strike.

While no mineralisation was found in the pit itself, a large number of float samples displaying Malachite were collected from the spoil heap surrounding the French Pit, strongly indicating the occurrence of a mineralised zone nearby.

Photo 7. Excavation of Trench 2

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 8. Completed excavation in Trench 2. Note prominent jointing with the same orientation as the jointing at all 3 sites in Trench 1.

Photo 9. Close up of outcrop in Trench 2 showing jointing.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

9.2.2 Geological Structure

It is clear from this and previous investigations, that the most intense mineralisation at Porphyry Creek occurs within highly deformed zones within the Diorite host rock. It is therefore imperative to gain an understanding of the structure at both local and regional scales.

A regional tectonic model was presented in “The Atlas of Mineral Resources of the ESCAP Region, 1993” that provides a starting point for future investigations.

Cambodia occupies a small part of a large tectonic unit called the Indosinian Block that comprises the Indochina Peninsular, eastern Thailand, Laos, the southern Malay Peninsula, western Kalimantan and all of the intervening areas in the Gulf of Thailand and the Sunda Sea. The Indosinian crustal block was raised by orogenic movements that culminated in the late Triassic. A prolonged period of uplift, erosion, and continental sedimentation occurred from the Jurassic to Paleogene. A series of tectonic events beginning in Neogene times have shaped the current geography.

It appears that most of the early tectonic events were characterised by compressional / transpressional folding and faulting about a very long lived NW trending axis that spans most of the Indosinian block (see map below). This style of deformation appears to have diminished in the Paleogene to be replaced by sporadic epierogenic uplift, transform faulting, and widespread plateau volcanism. This resulted in significant uplift and warping of the central plate regions, including the Khorat Basin complex.

The regional tectonic regime underwent significant change in the early Cenozoic from compression to extension, culminating in the commencement of rifting in the Gulf of Thailand in the Eocene. This continued through the Tertiary with the progressive development of east – west trending extensional basins and consequent disposition of thick sedimentary sequences dominated by lacustrine sediments. The Paleogene was also characterised by broad, long-amplitude folding and up-doming of the Mesozoic continental sequences. Extensional / transtensional tectonic forces in the late Cenozoic also gave rise to the formation of major intermontane grabens in the Cardomom massif and Kravanh Mountains. Extensive basaltic volcanism that started in the Pliocene resulted in the widespread deposition of plateau basalts well into the Quaternary. There has been relative tectonic quiescence since the mid – late Quaternary with only minor regional adjustments apparent in the rock record.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

It is likely that significant overprinting of several deformation events has taken place throughout the Indosinian block. Deciphering each event should be possible with the acquisition of new data at local and regional scale. This information can then be used as a predictive tool for finding previously unknown deposits within individual structural and tectonostratigraphic domains.

Regional Lineaments
Tectonic Sector Limits
Synclinorial Axis
Anticlinorial Axis
Mae Ping Fault Zone ?
1
2
3
4
4
5
6
6
LEGEND
1. Pailin Metamorphic Belt
2. Kontum Massif
3. Cardamom Plateau
4. Pursat-Kampot Indosinian II Fold-Belt
5. Siam Reap - Buon Ma Thuot Indosinian II Fold Belt
6. Tonle Sap - Mekong Platform
After -Fontaine and Workman (1978)
-Kun and Say (1986)
-Tien (1991)
0 50 100 Km
SCALE
The boundaries and names shown on this map do not imply official acceptance or endorsement by the United Nations

Figure 9. Regional tectonic map showing main tectonic elements within the Cambodian sector of the Indosinian Block. The Porphyry Creek project area falls within domain 5.

The orientation data acquired from Trench 1 (PCT1) and Trench 2 (PCT2) suggests that, at least in this area, the orientation of the mineralised zones corresponds well with the regional structural grain i.e. strongly NW – SE. Two clear joint populations can be observed when the data from both trenches is input to a Wulf Equal Area projection (see below). These appear to represent conjugate sets although the data set is yet too small to say this with great certainty. It is interesting to note that the orientation of both the J1 and J2 joint sets is slightly different between each Trench. The dominant PCT2 J1 joints appear to have rotated West by 30º relative to PCT1 and the J2 joints rotated east 10º. Again, there is insufficient data at this time to draw any firm conclusions about how real this is or the potential significance of it. Local variation may be expected in any case.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Equal Area

Explanation

1% AREA CONTOUR OF P-AXES (n = 22):
Contour Int = 2.0% per 1% area

PICK GREAT CIRCLE:
Strike = 130.3, Dip = 81.4 (RHR)
Pole trend = 40.3, plunge = 8.6

PICK GREAT CIRCLE:
Strike = 150.3, Dip = 82.2 (RHR)
Pole trend = 60.3, plunge = 7.8

PICK GREAT CIRCLE:
Strike = 31.9, Dip = 84.1 (RHR)
Pole trend = 301.9, plunge = 5.9

Figure 10. Equal Area projection of PCT1 joint data, poles to joint planes.

Equal Area

Explanation

1% AREA CONTOUR OF P-AXES (n = 11):
Contour Int = 2.0% per 1% area

PICK GREAT CIRCLE:
Strike = 100.7, Dip = 81.6 (RHR)
Pole trend = 10.7, plunge = 8.4

PICK GREAT CIRCLE:
Strike = 53.1, Dip = 81.8 (RHR)
Pole trend = 323.1, plunge = 8.2

Figure 11. Equal Area Projection of PCT2 joint data, poles to joint planes. Note that the dominant J1 joints appear to have rotated West by 30º relative to PCT1 and the J2 joints rotated east 10º.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

9.2.3 Mineralisation

Bulk samples were collected from in and around the mineralised zones in Trench 1 (PCT1 series samples), and from float in the mullock heap surrounding the French Pit (FP series samples). Approximately 20kg was collected from each of the three Trench 1 outcrops and 10kg from the French Pit. Each batch of samples was then reduced to approximately 5kg for dispatch to the lab. The final samples, apart from PCT1-0004, contained rocks displaying variable mineralisation intensity and are therefore reasonably representative. Sample PCT-0004 was assayed separately owing to its obvious intense mineral content (Photo 6).

Figure 12. Sample locations

The samples were sent to Mineral Assay and Services Co Ltd, an internationally accredited lab located in Bangkok, Thailand. All samples were assayed for Gold, Silver, Arsenic, Copper, Lead, and Zinc. Results as follows:

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Of the metals tested for, Cu stands out with very high grades measured in the PCT1-0004 sample in particular. With the exception of gold, most of the other metals are only present at background levels. The PCT1-001 and PCT1-0002 samples contained more disseminated material than the other samples and this is reflected in the grades. There appears to be a trend of increasing Cu grade to the north, however, there is insufficient data at this time to confirm this with any degree of certainty. The increasing gold trend is also of interest but inconclusive. The presence of the high copper grades at relatively shallow depths in the weathered zone bodes well for finding high values down dip. The relatively shallow excavations completed to date already suggest that there is zonation within the deposit so an increase in massive sulphides might be expected with increasing depth. If this is the case then gold grades might be expected to increase alongside the copper.

9.3 Buntok Zircon Deposit

The oldest known rocks in the prospect area are Cretaceous volcanics, granites, and volcanoclastic metasediments. The granites are largely biotite granodiorite, biotite adamelite, and gneissic granite. These rocks intrude the overlying Pitap and Haruyan Formations in the east of the area. Contemporaneous volcanism occurred during this period resulting in the deposition of the Kasale Volcanics which is a correlative of the Late Cretaceous Haruyan Formation. These rocks mainly comprise basaltic dykes, sills, and stocks.

A series of undifferentiated interbedded sedimentary and volcanic rocks overly and interfinger with the Kasale Volcanics. These are interpreted as Pitap Formation correlatives. The sediments comprise siltstone, crystalline limestone, fine grained sandstone, red shale, and marly shale. The volcanic rocks include flow basalts and andesites. These rocks are largely confined to the hilly areas to the east.

Resting conformably on the Pitap Formation is the Eocene – Oligocene Tanjung Formation which consists of alternating units of sandstone, shale, and conglomerate. The conglomerate is composed of quartz, feldspar, granite, schist, gabbro, and basalt. The upper part of the formation contains quartz sandstone, siltstone, limestone, and coal. These despots may be the original source rock for the quartz dominated sediments found in the Dahor and Warukin Formations.

The Middle to Late Oligocene Berai Formation was deposited contemporaneously with the younger parts of the Tanjung Formation and may represent the beginnings of marine

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

transgression at that time. This formation is composed of limestone interbedded with claystone, marl, and coal. The Montalat Formation interfingers with the Barai Formation and represents a coastal to shallow open marine facies within the same sedimentary system. The Montalat Formation also contains significant quantities of quartz sands that will have contributed to the zircon bearing Warukin and Dahor Formations.

The Middle to Upper Miocene Warukin Formation comprises semi-consolidated medium-coarse grained sandstone, partly conglomeratic, intercalated with siltstone and shale. This formation represents a relatively low energy fluvial system located on a low relief flood plain. The Warukin Formation is the interpreted to outcrop throughout the concession area and is probably the most significant formation in terms of the zircon content.

Unconformably overlying the Warukin Formation is the Plio-Pleistocene Dahor Formation which comprises slightly consolidated to lose sands, interbedded with siltstone and occasional seams of lignite.

The surface deposits comprise muds, clays, peat, quartz sand and gravels. The sands and gravels have been reworked from erosion of the older deposits (see stratigraphic column below)

In terms of the geological structure, most of the local deformation has been confined to the mountainous areas to the east and north, and it is unlikely that the zircon bearing deposits will have suffered any significant degree of disruption from those events.

PUSAT PENELITIAN DAN PENGEMBANGAN GEOLOGI
GEOLOGICAL RESEARCH AND DEVELOPMENT CENTRE
Kepala *(Director)* : IRWAN BAHAR

PETA GEOLOGI BERSISTEM, INDONESIA
SYSTEMATIC GEOLOGICAL MAP, INDONESIA
Lembar *(Quadrangle)* : BUNTOK, 1714
Sekala *(Scale)* 1:250.000

114°0' BT(E)
1°0' LS(S)
2°00' LS(S)
115°30' BT(E)
115°00'
MUARATEWE
AMUNTAI
TEWAH
BALIKPAPAN
BUNTOK
Tomm
Tomb
Tmw
Tet
TQd
Qa
Kvh
Ksp
Kgr

KORELASI SATUAN BATUAN
CORRELATION OF ROCK UNITS

MASA ERA
ZAMAN PERIOD
KALA EPOCH
UMUR (juta) AGE (m.y)
Endapan Permukaan Surficial Deposits
Batuan Sedimen Sedimentary Rocks
Batuan Gunungapi Volcanic Rocks
Batuan Terobosan Intrusive Rocks
KENOZOIKUM CENOZOIC
KUARTER QUATERNARY
TERSIER TERTIARY
MESOZOIKUM MESOZOIC
KAPUR CRETACEOUS
HOLOSEN HOLOCENE
PLISTOSEN PLEISTOCENE
PLIOSEN PLIOCENE
MIOSEN MIOCENE
OLIGOSEN OLIGOCENE
EOSEN EOCENE
PALEOSEN PALEOCENE
Akhir Late
Tengah Middle
Awal Early
Qa
TQd
Tmw
Tomb
Tomm
Tet
Ksp
Kvh
Kgr

Sekala Waktu Geologi disesuaikan berdasarkan atas The International Union of Geological Sciences, 1989
Geological Times Scale modified based on The International Union of Geological Sciences, 1989

KETERANGAN GEOLOGI
EXPLANATION OF GEOLOGY

ENDAPAN PERMUKAAN
SURFICIAL DEPOSIT

Qa ALUVIUM : Lumpur kelabu-hitam, lempung bersisipan limonit dan gambut, pasir, kerikil, kerakal dan bongkahan batuan yang lebih tua. Merupakan hasil endapan sungai atau dataran banjir. Tebalnya mencapai 10 meter.
ALLUVIUM : Mud, grey to dark, clay alternated by limonite and peat, sands, pebbles, gravel and boulders of various older rock. Formed as a river deposit or a flood plain deposit. Its thickness attain to 10 m.

BATUAN SEDIMEN
SEDIMENTARY ROCKS

Ksp Batuan sedimen dan vulkanik tak terpisahkan, yang tersusun berlapisan. Batuan sedimen: batulanau kelabu tua, batugamping kristalin kelabu tua, batupasir-halus kelabu, serpih merah dan serpih napalan; tebal lapisan antara 20 cm - 300 cm, sebagian terlipat. batuan vulkanik: andesit, basal dan ampibolit. Andesit dan basal berupa leleran berwarna kelabu hijau, terubah menjadi mineral lempung, kalsit ataupun klorit, berpiroksen & porfiritik. Basal bertekstur pilotaksit dan amigdaloid. Ampibolit pecah-pecah berupa lensa di dalam basal, tebal mencapai 40 cm. Unit ini menempati daerah morfologi pebukitan tinggi dan kasar. Ketebalan bisa mencapai 100 m. Untuk keperluan praktis serta kesinambungannya dengan lembar disekitarnya, unit ini disebandingkan dengan Formasi Pitap yang berumur Kapur Akhir (Ksp).
Undifferentiated interbedded sedimentary and volcanic rocks. Sedimentary rocks, e.g: dark grey siltstone, grey crystalline limestone, grey fine-grained sandstone, red shale and marly shale. Bed's thickness attains to 300 cm, locally being folded. Volcanic rocks, e.g.: andesite, basalt and amphibolite. Greyish green andesite and basalt forming flow structures, mostly being altered forming calcite, chlorite and clay mineral, they show porphyritic texture, and containing pyroxene as phenocrysts. Basalt's texture showing phylotaxitic and mostly amygdules. Amphibolite being fractured, and forming a lense shape inside basalt and its thickness attains to 40 cm. This unit distributed in the rough highly hilly area, and its thickness attains to 100 m. For special purpose and keeping continued relationship to surounded quadrangle, this unit corelated tò the Late Carbonaceous Pitap Formation (Ksp).

Tet FORMASI TANJUNG : Bagian bawah perselingan antara batupasir, serpih, batulanau dan konglomerat aneka bahan, sebagian bersifat gampingan. Komponen konglomerat antara lain: Kuarsa, feldspar, granit, sekis, gabro dan basal. Didalam batupasir kuarsa dijumpai komponen glaukonit. Bagian atas, perselingan antara batupasir kuarsa bermika, batulanau, batugamping dan batubara. Batulanau berfosil foram plangton, antara lain: *Globigerina tripartita* KOCH, *Globigerina ochitaensis* HOWE & WALLACE, *Globigerina* spp. dan *Globorotalia* spp., yang menunjukkan umur Eosen-Oligosen (P16-N3); sedang batugampingnya berforam besar, antara lain: *Operculina* sp., *Discocyclina* sp., dan *Biplanispira*, yang berumur Eosen Akhir (Tb). Formasi ini tidak selaras di atas batuan Mesozoikum, terlipat hampir utara selatan dengan kemiringan lapisan umumnya 20°, serta mempunyai tebal sekitar 1300 m, serta tersebar di daerah pebukitan.
TANJUNG FORMATION : The lower part consists of alternation of sandstone, shale, siltstone and polymic conglomerate, locally is calcareous. The conglomerate composed of quartz, feldspar, granite, schist, gabbro and basalt. The sandstone containing fragment of glauconite. The upper part consists of alternation of micaceous quartz sandstone, siltstone, limestone and coal. The siltstone containing planktonic foraminifera, e.a: ***Globigerina tripartita*** *KOCH,* ***Globigerina ochitaensis*** *HOWE & WALLACE,* ***Globigerina*** **spp.** *and* ***Globorotalia*** **spp.***, showing range of age Eocene-Oligocene (P16-N3); limestone containing some large foram, e.a:* ***Operculina*** **sp.***,* ***Discocyclina*** **sp.***, and* ***Biplanispira****, showing an age of Late Eocene (Tb). The formation is unconformably above the Mesozoic rocks, and it was folded nearly to the North South direction, with the average dip of bedding plane is 25°. Approximate thickness is 1300 m. The formation distributed in the hilly relief area.*

Tomb FORMASI BERAI : Batugamping berlapis dengan batulempung, napal dan batubara, sebagian tersilikakan dan mengandung limolit. Batugamping berfosil foram besar, antara lain: *Spiroclypeous* sp., *Lepidocyclina* sp., *Borelis* sp., *Cycloclypeous* sp., *Nummulites fichtelli* (Michelotti), *Lepidocyclina (Eulepidina) ephipiodes* JONES & CHAPMAN, *Operculina* sp., *Spiroclypeous tidoengensis* VAN DER VLERK, *Heterostegina* sp., dan *Amphistegina* sp., yang menunjukkan umur Oligosen Tengah-Oligosen Akhir (Td-e). Disamping itu juga berfosil foram bentos. Formasi ini diendapkan di laut dangkal dengan tebal mencapai 1250 m, serta menempati morfologi pebukitan Kars yang terjal.
BERAI FORMATION : Limestone interbedded by claystone, marl and coal, partly to be silicified and containing limolite. The limestone containing large foram, e.a: ***Spiroclypeous*** **sp.***,* ***Lepidocyclina*** **sp.***,* ***Borelis*** **sp.***,* ***Cycloclypeous*** **sp.***,* ***Nummulites fichtelli*** *(Michelotti),* ***Lepidocyclina*** *(Eulepidina)* ***ephipiodes*** *JONES & CHAPMAN,* ***Operculina*** **sp.***,* ***Spiroclypeous tidoengensis*** *VAN DER VLERK,* ***Heterostegina*** **sp.***, and* ***Amphistegina*** **sp.***, showing a range of age Middle Oligocene to Late Oligocene (Td-e). The limestone also containing some benthic forams. The formation deposited in the shallow marine, and its thickness attained to 1250 m. The formation distributed in the rough/steep and karsted hilly area.*

Tomm FORMASI MONTALAT : Batupasir kuarsa putih berstruktur silang siur, sebagian gampingan, bersisipan batulanau/serpih dan batubara. Berfosil foram kecil, antara lain: *Globigerina venezuelana* HEDBERG, *Globigerina tripartita* KOCH, *Globigerina selli* (BORSETTI), *Globigerina praebulloides* BLOW, *Globigerina angustiumbilicata* BOLLI, *Globigerina officinalis suboptima*, *Globigerina* sp., *Globigerina* spp., *Globorotalia opima* BOLLI, *Globorotalianana* BOLLI, dan *Casigerinella chipolensis* (CUSHMAN & POTTON), yang berumur Oligosen (P19-N3). Diendapkan dilaut dangkal terbuka, dengan tebal mencapai 1400 m. Formasi ini menjemari dengan Formasi Berai dan selaras di atas Formasi Tanjung. jenis perlipatan mirip dengan Formasi Tanjung tetapi sedikit lebih terbuka. Sebarannya menempati Morfologi perbukitan.
MONTALAT FORMATION : Cross bedded white quartz sandstone, locally calcareous, interbedded by siltstone/shale and coal. Smaller foram encountered are: ***Globigerina venezuelana*** *HEDBERG,* ***Globigerina tripartita*** *KOCH,* ***Globigerina selli*** *(BORSETTI),* ***Globigerina praebulloides*** *BLOW,* ***Globigerina angustiumbilicata*** *BOLLI,* ***Globigerina officinalis suboptima****,* ***Globigerina*** **sp.***,* ***Globigerina*** **spp.***,* ***Globorotalia opima*** *BOLLI,* ***Globorotalianana*** *BOLLI, and Casigerinella* ***chipolensis*** *(CUSHMAN & POTTON), showing of Oligocene (P19-N3) age. The formation deposited in the shallow and open marine. Its thickness attains to 1400 m. It interfingered with the Berai Formation, and conformably above the Tanjung Formation. Its folding resemble to the Tanjung Formation, but to be slightly more untight. The formation distributed in the hilly area.*

Tmw FORMASI WARUKIN : Batupasir kasar-sedang, sebagian konglomeratan, bersisipan batulanau dan serpih, setengah padat, berlapis dan berstruktur perarian silang-siur dan lapisan bersusun. Struktur lipatan terbuka dengan kemiringan lapisan sekitar 10°. Formasi ini berumur Miosen Tengah-Miosen Atas, dengan tebal bisa mencapai 500 m, dan diendapkan di daerah transisi. Formasi Warukin berada selaras di atas Formasi Berai dan Montalat. Sesuai dengan sifat fisiknya formasi ini menempati daerah morfologi dataran menggelombang landai.
WARUKIN FORMATION : Semi consolidated medium-coarse grained sandstone, partly conglomeratic, intercalated by siltstone and shale. It shows laminating/cross bedding and graded bedding. It open folded with the dip of bedding plane about 10°. The formation deposited in the paralic condition, and its thickness attain to 500 m. Its age presumed to be Middle Miocene-Upper Miocene. It's conformably deposited above the Berai and Montalat Formations. Suitable with is physical condition is distributed on the low undulated plain.

TQd FORMASI DAHOR : Batupasir kurang padat sampai lepas, bersisipan batulanau, serpih, lignit dan limonit. Terendapkan dalam lingkungan peralihan dengan tebal mencapai 300 m. Umumnya diduga Plio-Plistosen. Formasi ini tidak selaras di atas formasi-formasi di bawahnya, dan umumnya berada pada morfologi dataran rendah, yang kadang-kadang sulit dipisahkan dengan endapan permukaan.
DAHOR FORMATION : Slightly consolidated to loose sands, interbedded by siltstone/shale, lignite and limonite. Its deposited in the paralic condition, and it's thickness attain to 300 m. The age presumed to be Plio-Plistocene. This formation unconformably overlies with the older units. Usually it distributed on the low plain, sometimes is resemble to the surficial deposit.

BATUAN VULKANIK
VOLCANIC ROCKS

Kvh Batuan vulkanik Kasale.
berupa retas, sumbat, "stocks", yang umumnya terdiri dari basal piroksen kelabu hijau, porfiritik sampai pilotaksit. Sebagian besar terubah membentuk mineral lempung, klorit dan kalsit. Unit ini mencapai tebal 50 m, dan menempati daerah morfologi pebukitan tinggi dan kasar, serta dikorelasikan dengan Formasi Haruyan yang berumur Kapur Atas (kvh).
Kasale Volcanics.
Mostly composed of greyish green pyroxene basalt, showing porphyritic to phylotaxitic texture. They developed as dykes, sills and stocks. They are altered forming clay mineral, calcite and chlorite. This unit distributed in rough highly hilly area, and its thickness attains to 50 m. It is corelated to the Late Cretaceous Haruyan Formation (Kvh).

BATUAN TEROBOSAN
INTRUSIVE ROCKS

Kgr GRANIT KAPUR : Granit biotit berwarna kelabu muda, sebagian terkekarkan. Singkapannya berasosiasi dengan Formasi Pitap dan Haruyan, dan tersebar di daerah bermorfologi pebukitan tinggi. Variasi batuan ini antara lain: granodiorit biotit, adamelit biotit, granit genes, sebagian bertekstur grafik dan mirmekit. Batuan ini menerobos Formasi Pitap, dan umumnya diduga Kapur Akhir.
CRETACEOUS GRANITE : Light grey biotite granite, partly jointed. The utcropp associated with the Pitap and haruyan Formation and it distributed in the hilly high relief, various kind of rock encountered are: biotite granodiorite/biotite adamelite/gneissic granite, some showing graphitic/myrmekitic texture. The unit intruded the Pitap Formation, and its age presumed to be Late Cretaceous.

STRUKTUR GEOLOGI
STRUCTURAL GEOLOGY

Untuk daerah pebukitan di bagian timur lembar, dengan dijumpainya beberapa unsur struktur pada batuan Mesozoikum, antara lain: struktur terbreksikan, kelurusan yang berarah hampir utara selatan, bongkah dan blok disana sini dll., maka dapat disimpulkan bahwa batuan ini telah mengalami deformasi. Sedang pada batuan Tersier menunjukkan struktur lipatan yang tidak ketat berarah hampir utara-selatan, maka diduga lipatan ini berkaitan erat dengan struktur batuan Mesozoikum. adapun kelurusan yang memotong struktur utama, diduga terbentuk pada deformasi kedua, dimana batuan Tersier telah terlipat dan termampatkan. demikian pula hampir sejalan untuk struktur yang berkembang dipeta bagian utara dan barat-laut.
Some structural elements encountered in Mesozoic rocks of the hilly area in eastern part of the quadrangle are: brecciated features, nearly north south lineaments and big blocks found in some where, indicating that this rocks have been experiencing up by deformation. On the other hand, the Tertiary rocks showing nearly north south trend of untight folding, deducted that this folding has close relationship to the undenneath Mesozoic rock's structures. Other faults crossing the main trend, to be generated in last stage of deformation, where the tertiary rock's had already been completed their folding and hardenning.

SUMBERDAYA MINERAL
MINERAL RESOURCES

Batubara dengan tebal rata-rata 2 m ditemukan pada Formasi Tanjung, Formasi Berai dan Formasi Montalat. Sedang batubara muda/lignit ditemukan pada Formasi Dahor. Pasir kuarsa murni dan lempung kaolin dapat dijumpai pada Formasi Warukin dan Formasi Dahor. Batugamping banyak dijumpai pada Formasi Berai, walaupun pada Formasi Tanjung dan Formasi Montalat kadang-kadang dijumpai sebagai sisipan tipis. Minyak bumi, walaupun belum pernah ditemukan tetapi mengingat litologi yang banyak mengandung bahan organik/endapan transisi/klastika kasar, serta struktur lipatan yang tidak ketat, tidak menutup kemungkinan akan ditemukan cebakan minyak bumi, seperti yang ditemukan di Lembar Balikpapan.
Coal with approximate thickness 2m, is developed in the Tanjung Formation/Berai and Montalat Formation. But lignite is developed in the Dahor Formation. Clean quartz sands and kaolinite clay are developed in the Warukin and Dahor Formation. Massive limestone is much encountered in the Berai Formation, but thin lager of limestone sometime also encountered in the Tanjung and Montalat Formation. Oil, eve though has never been encountered, but based on the lithologic condition, which containing organic mater/paralic sedimentary deposit/coarse grained clastical sediment, and gentle-open folds, suggesting the occurrence of oil acumulation in this area is possible, such as found in the Balikpapan quadrangle.

LAMBANG GEOLOGI DAN GEOGRAFI
GEOLOGICAL AND GEOGRAPHICAL SYMBOLS

KONTAK GEOLOGI
GEOLOGICAL BOUNDARY
Garis putus-putus bila letaknya diperkirakan
Dashed where approximately located

SESAR
FAULT
Garis putus-putus bila letaknya diperkirakan
Dashed where approximately located

SESAR MENDATAR
STRIKE SLIP FAULT
Garis putus-putus bila letaknya diperkirakan
Dashed where approximately located

ANTIKLIN
ANTICLINE
Garis putus-putus bila letaknya diperkirakan
Dashed where approximately located

SINKLIN
SYNCLINE
Garis putus-putus bila letaknya diperkirakan
Dashed where approximately located

KELURUSAN
LINEAMENT
Sesar, pecahan atau kekar
Fault, fracture or joint

JURUS DAN KEMIRINGAN LAPISAN
STRIKE AND DIP OF STRATA

LOKASI MIKROFOSIL
MICROFOSSIL LOCALITY

BATUBARA
COAL

PENAMPANG MELINTANG
CROSS SECTION

Jalan aspal *Sealed road*
Jalan tidak beraspal *Unsealed road*
Kampung *Village*
Kabupaten *Regency*
Titik ketinggian *Spot height*
Sungai *River*
Danau *Lake*
Rawa *Swamp*

Peta dasar dibuat oleh Seksi Kartografi & Publikasi, Pusat Penelitian dan Pengembangan Geologi (1994) dari Peta Topografi US. Army Map Service, Seri T.503 Edisi I, lembar SA 49-8 dan SA 50-5, 1961.
Base map compiled by Cartography & Publication Section, Geological Research and Development Centre (1994) from topographic US. Army Map Service maps, Series T.503 Edition I, sheets SA 49-8 and SA 50-5, 1961.

S. Lewu
S. Malungan
Kvh
Tomm
Tomb
Tmw
Tet
Ksp
Kgr
1500 m
1000 m
500 m
0 m
- 500 m
- 1000 m
- 1500 m
A
B
C
D

Geologi oleh
Geology by : 1980 Pusat Penelitian dan Pengembangan Geologi
Geological Research and Development Centre
S. Supriatna, Soetrisno, E. Rustandi, E. Surya Nila, D. Sudana, I. Umar, HZ. Abidin, P. Sanyoto, K. Hasan, L. Sarmili, F. Aziz.

UG
US
UM
dg=6'
dm=2°37'

UM = Utara Magnetik *(Magnetic North).*
US = Utara Sebenarnya *(True North).*
UG = Utara Grid *(Grid North).*

dm = deklinasi magnetik sebesar 2° 37' T dengan perubahan tiap tahun 5' B untuk perioda tahun 1990-1995. (*magnetic declination is 2°37' E with changing 5' W annually in the period of 1990-1995.)*

dg = deklinasi grid *(grid declination).*

DIAGRAM DEKLINASI DI PUSAT LEMBAR PETA
DECLINATION DIAGRAM ON CENTRE OF THE SHEET

SEKALA *(SCALE)* 1:250.000

0 5 10 15 20 25 KM

PROYEKSI RENTASAN MERCATOR, SFEROID NASIONAL INDONESIA
TRANSVERSE MERCATOR PROJECTION, INDONESIAN NATIONAL SPHEROID

ANGKA GRID UNIVERSAL TRANSVERSE MERCATOR (UTM) PADA ZONA 50 M SFEROID NASIONAL INDONESIA DENGAN SELANG JARAK 10.000 METER
THE UNIVERSAL TRANSVERSE MERCATOR (UTM) GRID ZONE 50 M INDONESIAN NATIONAL SPHEROID INDICATED BY 10.000 METRE INTERVAL

PETA GEOLOGI LEMBAR BUNTOK, KALIMANTAN
GEOLOGICAL MAP OF THE BUNTOK QUADRANGLE, KALIMANTAN

Oleh *(By)*
SOETRISNO, S. SUPRIATNA, E. RUSTANDI, P. SANYOTO, K. HASAN
1994

Ditelaah dan diedit oleh / *Reviewed and edited by* : N. Ratman, R. Heryanto, Sukardi
Digambar oleh/*Drawn by* :
- Naskah/*manuscrip* : N. Suchyar
- Grafika/*graphics* : Sudijono
Supervisor kartografi / *Cartography supervisor* : S. Oetomo Poetro

© Pusat Penelitian dan Pengembangan Geologi, 1994
Geological Research and Development Centre, 1994

112°30'
114°00'
115°30'
117°00'
0°00'
1°00'
2°00'
3°00'
TUMBANGHIRAM 1615
MUARATEWE 1715
LONGIRAM 1815
TEWAH 1614
BUNTOK 1714
BALIKPAPAN 1814
PALANGKARAYA 1613
AMUNTAI 1713
SAMPANAHAN 1813

INDEKS LOKASI NAMA DAN NOMOR LEMBAR MENURUT :
INDEX SHOWING QUADRANGLE NAMES AND NUMBERS ACCORDING TO :
BADAN KOORDINASI SURVEY DAN PEMETAAN NASIONAL (BAKOSURTANAL, 1975)
NATIONAL COORDINATION AGENCY FOR SURVEYS AND MAPPING (NCASM, 1975)

108°
120°
8°
5°
BRUNEI
MALAYSIA
Lokasi Peta
Map Location

INDEKS LOKASI LEMBAR
INDEX OF QUADRANGLE LOCATION

PETA INDEKS LINGKUPAN SLAR DAN JALUR TERBANG POTRET UDARA
INDEX MAP SHOWING SLAR COVERAGE AND AERIAL PHOTOGRAPH FLIGHT LINES

DAFTAR ISTILAH
GLOSSARY

Gunung (G)	*Mountain*
Bukit (Bt)	*Hill*
Sungai (S)	*River*
Danau (D)	*Lake*
Kiwa (Kiri)	*Left*

Dapat dibeli pada *(For sale by)*:
PUSAT PENELITIAN DAN PENGEMBANGAN GEOLOGI
GEOLOGICAL RESEARCH AND DEVELOPMENT CENTRE
Jl. Diponegoro 57, Bandung 40122
Phone (022) 703205-8, *Fax* (022) 702669
Telex 28167 BD IA, *Cable* PPPG Bandung

Figure 13. Simplified stratigraphy within the propsect area.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

As mentioned above, the Warukin Formation is the target formation for extraction of the zircon. In the field, the Warukin Formation is very distnitctive in that it is composed almost totally of poorly consolidated fine to coarse, quartz sand and gravel (see photo below). The coarser fraction is rounded to very well rounded indicating recycling through several erosion / deposition cycles. This has resulted in the concentration of heavy minerals including zircon and gold. The total thickness of the quartz gravels is unknown but anecdotal evidence suggests that it exceeds 20m.

Traditional mining for gold and zircon has been going on for many years throughout the concession area. None of these miners have any legal right to operate. For the most part, the gold miners occupy an area until they evnetually close themselves in by tailings and water. The zircon miners then follow in behind to mine the gold tailings. There has therefore been some concentration of the zircon by the time the zircon miners start work. The preferred mining method is to use a small deisel powered pump mounted on pontoon to suck the sand and gravel to the surface. The maximum depth they can achieve using this method is about 4m. The materials are then piped to a riffle box where the zircon and other heavy minerals are collected. The mineral concentrate is then bagged and transported out to Palangkaraya where it is dried and put in 40ft containers for shipment to China.

Photo 10. Close up of heavy mineral bearing quartz sand and gravel in tradintional mining area.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 11. Traditional mining area

Photo 12. Traditional mining operation. Sand is being pumped from a pit to the right up to the top of the riffle box. These miners are also attempting to extract gold.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 13. Traditional miner removing zircon concentrate from riffle box

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 14. Traditional miner removing zircon concentrate from the riffle box.

9.3.1 Mineralisation

No significant exploration work has been carried out in the concession area to date so even a rudimentary understanding of the heavy mineral suite is not possible at this time. There is clearly zircon and possibly gold in economic quantities and observations made in the field during visits to the site by EWGS show some potential for the economic extraction of illmenite and rutile. Some limited hand sampling has been undertaken but most of the samples have been taken from concentrated materials in the traditional mining areas. Typical results are shown below. The undisturbed in-ground grades are poorly understood and a full exploration program will be required to determine zircon content and distribution in the deposit.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Note that these samples were collected from pre-concentrates in artisanal mining areas and therefore do not represent true in-ground grades.

10.0 EXPLORATION & DEVELOPMENT PLANNING

The exploration programmes planned by AWM are directed at defining coal and mineral resources at all the project sites within the next 2-3 years. Drilling targets have been identified for Porphyry Creek, Senator, Angkor Wat, and Katingan. The Buntok zircon project will comprise a multiphase program comprising bulk sampling, pilot mining, and drilling.

10.1 Exploration of Senator and Angkor Wat

The Senator and Angkor Wat gold deposits represent immediate drill targets. Stage 1 of the program will involve geological mapping and surface geochemical sampling including grid soil sampling and trenching along the known strike length of both vein systems will be completed prior to drilling in order to optimise the drilling program in terms of hole density and hole orientation. A programme of bulk sampling of the eluvial gold deposits to test the thickness and grade of the eluvium will also be completed. If the these gold bearing cover materials are too thick for bulk sampling, then drilling will be necessary using either RC methods or cable tool. Sample concentration will be carried out on site using a small gravity separation plant before concentrates are sent to internationally accredited labs in Australia or Thailand.

Stage 1 of the exploration programme is planned for the period October 2009 through to April 2010, utilizing the dry season. The Stage 2 (metallurgical test work and scoping study) will be completed during the May to September 2010. AWM has planned for a combined total of 3,000m of exploration drilling to test the two deposits. Drilling will be a combination of diamond core drilling and reverse circulation (“RC”) percussion drilling.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

10.1.1 Exploration Budget – Senator & Angkor Wat

Item	Cost (US$)
Stage 1- • Data compilation and evaluation • Surface and underground geological mapping • Surface geochemical sampling & analysis • Geophysics • Definition of drill targets • Drilling	50,000 35,000 75,000 45,000 50,000 760,000
Stage 2 – • Preliminary metallurgical test work • Scoping study • Sub-total • + 10% contingency	55,000 130,000 185,000 120,000
Total	1,320,000

10.2 Exploration of Porphyry Creek

Stage 1 exploration work was completed at AWM’s Porphyry Creek prospect in December 2008. The program involved the completion of 2 exploratory trenches. Trench 1 was cut on a line perpendicular to Porphyry Creek, and commenced in the area where mineralised outcrop had been observed in the past, in and around the bed of Porphyry Creek. Trench 2 was located immediately adjacent to the area known as “The French Pit”.

Three strongly mineralised zones displaying abundant copper oxide minerals Azurite, Malachite, and minor sulphides were intercepted in Trench 1. One exceptional sample containing a 1cm thick band of massive sulphide was collected from Site 3 in Trench 1. No mineralised zones were intercepted in Trench 2. The mineralisation is strongly associated with prominent jointing within the Diorite host rock. There are at least 3 sets of joints likely representing at least 2 separate deformation events. The dominant joint set that defines the orientation of the mineralised zones trends North West and dips steeply to the west at between 75º and 85º. This trend parallels the trend of the French Pit.

The field program has demonstrated continuity in the mineralised zones over an area of approximately 10,000m2 with the French Pit zone appearing to be continuous along strike for a distance of approximately 100m.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

The following program objectives were achieved:

•

New outcrop was created around the known mineralised zones in the bed of Porphyry Creek, allowing detailed observation of those zones, and collection of samples for assay.

•

Approximately 100kg of samples were collected from the two trenches and from the spoil heap surrounding the French Pit.

•

Observations were made of the geological structure in the area and this is intimately related to the mineralisation.

•

The occurrence of additional mineralised zones spaced at regular intervals away from the original outcrop was proven. Given the close association between the mineralisation and the structure, it is highly likely that more mineralised zones will be discovered in the future. Further, the steeply dipping nature of the known mineralised zones suggests likely continuity down dip.

•

The “French Pit” and surrounding area was examined in detail and strong evidence was gathered to demonstrate the occurrence of a 4th mineralised zone in that area. A drainage ditch was excavated at the eastern end of the pit to enable future investigations.

•

Bulk samples were collected and assayed for Au, Ag, As, Cu, Pb, Zn.

Assay results from a series of samples collected primarily from the 3 outcrops in Trench 1 have retuned high copper grades up to 14.5%, and gold up to 0.26g/t. The arithmetic average copper grade of all samples is 5.88%.

The positive results of the Stage 1 program justify progression to the next exploration phase as follows.

International Cambodian Drilling Services (ICDS) will be commissioned to drill 20 HQ diamond holes at various locations in the area of known mineralisation. Holes will be fully cored in the first instance until a fuller understanding is gained of the geology and in particular, the orientation of the ore body. Once this is achieved, holes will be drilled using tricone or RC methods to within a few meters of the mineralised zones, before completion via coring. Maximum hole depth will be 100m. Given the steep dip (70-85°) of the known mineralised zones, all holes will need to be inclined to ensure that down dip extensions are intersected. The maximum hole inclination will be 55°. All holes will be fully cored, logged, and sampled. The primary objectives of the program will be to:

•

Determine down dip continuity of the previously discovered zones

•

Explore the potential existence of additional parallel zones at set distances east and west of the known area.

•

Acquire data that will enable detailed characterisation of mineralisation type, style, and genesis.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

•

Acquire samples for mineralogical and metallurgical testing

•

Acquire sufficient data to enable preliminary ore body modelling and resource estimation

•

Acquire groundwater data for hydrogeological modelling.

The program is expected to take 2-3 months to complete and will commence at the beginning of the dry season 2009.

10.2.1 Exploration Budget – Porphyry Creek

Item	Unit	Quantity	Unit cost	Total
Site set up, core logging facility, drill site access Sub-total		1	10,000	10,000 10,000
Drilling: Mob / Demob Coring RC Drilling muds Core boxes Standby / Work time Sub-total	metre metre ea hr	1 1200 800 1 200 50	5,000 115.00 60.00 2,000 15.00 260	5,000 138,000 48,000 2,000 3,000 13,000 209,000
Core logging / sampling: Field geo Field assistant Sub-total	day day	60 60	500.00 100.00	30,000 6,000 36,000
Sample analysis: Sub-total	ea	400	55	22,000 22,000
Hydrogeology: Field work Analysis / reporting Sub-total		1 1	5,000 5,000	5,000 5,000 10,000
Resource modelling and estimation Sub-total		1		8,000 8,000
Final analysis & reporting Sub-total		1		5,000 5,000
Project Management Sub-total		1		20,000 20,000
Sundry costs (food, acc, etc) Sub-total		1		10,000 10,000
TOTAL				330,000
+20% Contingency				396,000

10.3 Exploration of Buntok Zircon Deposit

The project will be subject to a staged feasibility process. Most of the detailed exploration work will be carried out under Levels 3 and 4 with the completion of key data acquisition, geological modelling, resource definition, conceptual mine planning / design, product

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

handling / processing, environmental assessment, financial modelling, and marketing assessments. Environmental baseline monitoring will commence as soon as access to the site is secure. Project Assessment Guidelines (PAGs) will detail the scope and standard of work required for each stage of the investigation and planning of the project. The objective of the PAGs is to provide a robust, cost effective “Stage-gate” approval process that will enable the AWM to develop the project based on sound, industry best practice decision making processes. The table on the last page illustrates the PAG process.

The cost and duration of the feasibility process will be dependent on as yet to be determined production targets and project scale. For the zircon, a relatively inexpensive “first pass” exploration program can be carried out using inexpensive hand prospecting techniques such as shell augers and field bromaform kits. Drilling may be carried out at a later date. An RC system mounted on an all terrain vehicle such as Bombardier can achieve rapid sample recovery at very low cost, and may be suitable for the gold exploration as well. The drilling density will very much on the deposit characteristics and zircon content variability in particular. A typical density for such a deposit might be 50m centres on 200m lines. Geostatistical analysis will define the optimum spacing.

In tandem with the exploration program and to expedite development of the project, a pilot concentration plant could be constructed and operated for modest capital outlay. This would involve purchasing zircon concentrate from the traditional miners currently working in the concession areas, then carrying out further concentration via a wet gravity recovery circuit and magnetic separation. This might increase the zircon concentration from 45-50% to 90%+ and would allow an opportunity to recover gold and other valuable heavy minerals. The advantages of setting up a pilot plant are twofold:

1.

Rapid generation of cash flow to help off-set exploration costs.

2.

Ability to carry out advanced mineralogical and metallurgical testing on bulk samples

The exploration program and feasibility studies will probably cost in the order of $US5-10M to achieve Proven Reserve status (JORC) for a 30-year project. This would include approximately $US2-3M to set up a pilot plant.

Order of magnitude pilot plant economics would be as follows:

Assumptions-

•

20,000 tonnes pre-concentrate (50% zircon) per year

•

Zircon recovery = 90%

•

Recovered gold grade = 0.5g/t

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

•

Zircon price US$800

•

Gold price US$900

•

Operating cost = US$500/t product zircon

US$	Annual Average US$M
Sales revenue (zircon & gold)	7.5
Total operating cost	4.5
Administration	0.1
Net cash flow before interest & tax	2.9
Initial capital cost	3.0
Capital payback period excl. Interest & tax	1 year

10.3.1 Mine Development

Assuming the results of the feasibility study are favourable the project will proceed to the mine development stage.

Mineral sands technology has changed little in the last 100 years apart from minor refinements and conventional methods will be used for this project. Key elements of the zircon recovery process are as follows:

1.

Materials are mined using a floating cutter suction dredge The cutter suction dredge will mine the deposit at the face of an advancing mine pond and pump the excavated material back to the floating pre-concentrator and concentrator. The upgraded heavy minerals will then be pumped to shore and then trucked to land based facilities for further beneficiation. The rejected sands from the floating concentrator will be pumped into the back of the pond before being contoured and rehabilitated.

2.

The floating pre-concentrating circuit (wet) will comprise banks of spirals and magnetic separators.

3.

The pre-concentrate is then pumped to the shore based processing facility which will comprise banks of shaking tables, further magnetic separators, drying equipment, and stockpiling / loadout facilities. All tailings are returned to the mined area for incorporation into rehab.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 15. Example of a mineral sands operation in Australia (courtesy MDL Ltd)

Recoveries in excess of 95% might be expected from this sort of configuration.

Photo 16. Dual floating cutter suction dredges working a mineral sand deposit in Australia (courtesy MDL Ltd)

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Photo 17. View of mineral sands operation. Note progression from mined area to rehabilitated area at the bottom of the photo. Mining in this way minimises the total disturbed area.

An example of a commercial scale mineral sands process flow is as follows (courtesy MDL Ltd). This is for a dual dredge operation mining 72Mt/yr and producing 77kt zircon:

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

An example of a process flow for final concentration and ore beneficiation:

Courtesy MDL Ltd.

Recovery of Gold:

For coarse gold, a normal recovery circuit would comprise primary and secondary jigs with undersize then reporting to riffle tables and then revolving concentrators such as Knudsen Bowls or Nelson Concentrators. However, anecdotal evidence suggests that the gold found in the Buntok deposit is extremely fine and flakey, with particles having a high surface area

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

to mass ratio. Primary concentration via spirals would therefore probably be the most effective recovery method and would fit well with the recovery of the zircon. Shaking tables are a very effective means of separating out fine gold from other heavy minerals so again, there is probably no need to have additional plant for gold extraction as the tables could be tuned so that gold is the final product stream. Further concentration can be achieved by mercury amalgamation if necessary. Smelting and pouring of gold bars can be carried out easily on site. Gold recovery in excess of 90% might be expected. A key requirement for efficient fine gold recovery is using the cleanest water possible in the recovery circuit. This should not be a problem with Kalimantan’s high annual rain fall, although the potential effect of high tannin levels in the processing water will need to be determined.

Plant Design & Costing:

Given the large number of unknowns around in-ground grades, qualities, technology selection, etc, it is not possible to estimate tonnage throughputs or mass balances at this time. However, consulting engineers, Ausenco Ltd, have provided some high level conceptual design advice and order of magnitude costs based on similar projects they have been involved with elsewhere. The processing route, capacity at various stages and operational strategy is conceptual in nature as there is no useful data on grades, mineral associations, metallurgical or physical characteristics. Consequently, the accuracy of any costing information is considered indicative, or order-of-magnitude.

Basis:

• Location: the deposit is in South Kalimantan, Indonesia.

• Mineralisation: the heavy mineral suite is hosted within a large quartz sand / fine gravel deposit.

• Principal economic mineral: Zircon, in unknown concentrations. Other heavy minerals are present, in unknown concentrations or types. Gold is known to be present, but economic grades are yet to be determined.

• Dredge 42 Mt/yr at average rate 5500 t/h; plant overall availability 87.2% excludes first year during which start-up, commissioning and ramp-up occur.

• Production, nominally 80,000 t/yr of zircon product; allow 10,000 t/yr of other heavy minerals for sale.

• Production of gold doré; allowance for nominal 100,000 oz/y gold room facility.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Assumptions:

• Although not “text-book” dune type (existing or former coastal) deposit, similar mineral processing technology and strategies are expected to be effective.

• Zircon, other heavy minerals and gold are assumed to be economic and will be extracted.

• Floating cutter suction dredge is suitable for use for mining.

• Sufficient water of suitable quality (that is, mostly free of significant clays or vegetation tannins) is available.

Illmenite streams are stockpiled for future treatment and are not exported.

Processing strategy:

The main processing stages are shown in the schematic figure below. The operations can be grouped into the following main areas:

• Facility 1: Mining. A floating cutter suction dredge and dredge pond system which mines 42 Mt/y of mineral sands and feeds the processing circuit.

• Facility 2: A floating Wet Concentrator Plant (WCP) recovers and upgrades heavy minerals from the sands in a circuit which includes a screening system, surge bin, wet gravity concentration, a WHIMS circuit, product stockpiles and waste disposal systems. Nominally 200,000 t/yr of WCP concentrate is produced for transport to the MSP. The wet concentrator uses high capacity quad-start spirals and high grade (HG) series concentrator spirals.

• Facility 3: A Mineral Separation Plant (MSP) produces marketable Zircon, Rutile and Hi-Ti products using selective wet and dry mineral recovery circuits. A gold recovery, final dressing and gold room circuit can also be included in this area to treat economic gold values. The wet mill uses spirals, centrifugal concentrators and tables. The dry mill uses a rotary drier, high tension rolls (HTR), electrostatic separator plates (ESP), and conductor induced roll magnets (IRM). The gold room uses fines tables and smelting facilities.

Site infrastructure requirements to each of the facilities include power, water, roads, fuel storage, products load-out, camp, communication, security, fire protection, maintenance, analytical and administration buildings and facilities.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

Capital cost:

The order of magnitude capital cost for these facilities is estimated to be:

Facility	Description	USD million
01	Mine dredge, associated infrastructure and services	35
02	Wet concentrator, associated infrastructure and services	80
03	Mineral separation plant and gold room, infrastructure and services	45
	EPCM, contingency, temporary services, indirect costs	70
	TOTAL PROJECT COST	230

Costs represent facilities “within the fence” and do not include costs for those items outside the scope of services. The battery limits for the scope of services are assumed to be:

• Power supply, HV power available at sub-station to step down for reticulation;

• Water supply, delivered to site ponds and tanks;

• Camp accommodation, messing facilities are provided;

• Permitting, environmental and in-country charges are by Owner;

• Owners costs such as project development, site development, main access road upgrading or development, pre-production, head office costs, activities associated with export of products.

Operating cost:

Indicative operating cost for this scale of operation is estimated to be $51 million per annum. This is equivalent to US$1.21 per tonne of ore mined and about US$640 per tonne of zircon exported, if all costs are assigned to this single product. The operating cost includes the following: operating and supervising labour, power, maintenance, consumables, stores, general administration and an allowance for some head office costs. Power is a significant unit cost and is assumed to be US$0.20/kWh.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

11.0 DATA VERIFICATION

See section 6.5 above

12.0 ADJACENT PROPERTIES

There is nothing of material significance in the surrounding properties for any of the project areas covered in the report.

13.0 MINERAL PROCESSING & METALLURGICAL TESTING

No mineral processing or metallurgical studies have yet been carried out on any of the projects presented in this report. AWM plan to implement preliminary testing programs for the relevant projects.

14.0 OTHER RELEVANT DATA & INFORMATION

There is no material additional data or information for any of the projects presented in this report.

15.0 MINERAL RESOURCES & RESERVE ESTIMATES

There are no mineral resource or ore reserve estimates quoted by AWM for any of the exploration project areas. As stated above, there is insufficient data for any of the projects to enable the calculation of resources or reserves to NI43-101 or equivalent standard.

Historical mineral resource estimates were made for the Senator project but the basis upon which these estimates were made is unknown and no documentation of these historical estimates has been located by AWM.

16.0 INTERPRETATION & CONCLUSIONS

After reviewing all of the available data and information provided by AWM on the five exploration projects described, the following conclusions are drawn by EWGS.

In general terms, all projects are brown or green fields’ projects with little in the way of empirical exploration data that can be relied upon. As a consequence, none of the projects yet have mineral or coal resources defined and, with the exception perhaps of Senator, there is little understanding of mineralisation style, extent, continuity, variability, or quality. Clearly,

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

these current shortcomings present an element of risk that will be addressed by the proposed exploration programs.

16.1 Senator & Angkor Wat

•

Previous history of small-scale gold exploration and mining, both in hard rock and eluvial deposits.

•

Varying historic record of hard rock grade ranging 7.1g/t up to an exceptional 100g/t Au. These figures are not able to be verified. No grade information is available for the eluvial deposits.

•

Geology and mineralisation style reasonably well understood although requires substantive additional exploration work to define mineralisation extents, continuity, variability, metallurgical character, and ore genesis.

•

The planned exploration program and costings are reasonable and not out of step with international best practice standards for the assessment and development of mineral resources.

•

Providing the results of the exploration work are favourable, a 2-stage development is planned that exploits both the placer and hard rock gold resources.

•

There exists a local labour resource with previous mining experience although there is a paucity of technically skilled workers locally and regionally.

16.2 Porphyry Creek

•

History of small scale exploration but no mining. Anecdotal reports of high copper and gold grades in materials excavated from “The French Pit” but this is not able to be verified.

•

Two exploration trenches were excavated in the Porphyry Creek prospect area.

•

In Trench 1, new outcrop was created around the known mineralised zones in the bed of Porphyry Creek, allowing detailed observation of those zones, and collection of samples for assay.

•

Approximately 100kg of samples were collected from the two trenches and from the spoil heap surrounding the French Pit. These have yet to be assayed.

•

Three mineralised zones were uncovered in Trench 1. These are defined by steeply dipping northwest trending joint sets. There is an intimate association between the jointing and the mineralisation. The mineralised zones are more resistant to weathering, forming hard bars that penetrate into the overlying weathered Diorite. The weathering profile is variable but fresh rock is generally encountered within 3-4m of the surface. The weathered zone above the mineralised outcrop contains

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

abundant unidentified weathering products that may provide indicators for future exploration programs.

•

Both Malachite and Azurite occur in abundance, with minor pyrite and chalcopyrite. The copper minerals occur as thick veneers on the joint surfaces but are also commonly disseminated in the host rock. One exceptional sample was collected from Site 3, Trench 1 that contained a 1cm thick layer of massive sulphide.

•

The occurrence of additional mineralised zones spaced at regular intervals away from the original outcrop was proven. Given the close association between the mineralisation and the structure, it is highly likely that more mineralised zones will be discovered in the future. Further, the steeply dipping nature of the known mineralised zones suggests likely continuity down dip and mineral zonation.

•

The “French Pit” and surrounding area was examined in detail and strong evidence was gathered to demonstrate the occurrence of a 4th mineralised zone in that area despite the absence of obvious mineralisation in Trench 2. A drainage ditch was excavated at the eastern end of the pit to enable future investigations.

•

Bulk samples were collected from outcrop in Trench 1 and the French Pit mullock heap.

•

The assay results returned high Cu grades up to 14.5%, and gold grades up to 0.26g/t. All other assayed metals occur at background levels only. The average Cu grade is 5.85%

•

The AWM 2008 trenching program completed in December 2008 therefore returned positive results in terms of demonstrating along strike continuity of copper and gold mineralisation, and the presence of high localised copper grades. Although only the top 6m of the deposit were investigated, gold grades appear to increase with depth.

•

The planned exploration program is commensurate with the main project objectives and will adequately serve to answer questions around mineralisation extents, continuity, variability, metallurgical character, and ore genesis.

16.3 Buntok Zircon Project

•

Heavy mineral bearing sediments within the Warukin Formation occur widely over the concession area and form the primary target for the potential extraction of zircon at a commercial scale (80kt/yr). There may also be considerable potential for recovery of gold and other heavy minerals such as illmenite and rutile.

•

There is no record of previous exploration so estimates of the total in-ground zircon resource are not possible at this time. However, traditional miners have been

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

occupying the concession area for many years and this indicates that the resource is significant. Limited sampling to date has been largely from the heavy mineral concentrates taken from the traditional mining areas so do not provide a useful indication of the true in-ground grades.

•

A full exploration program will be necessary to prove up the heavy mineral resource. A preliminary program can be conducted quickly and inexpensively using simple hand methods. Exploration and feasibility costs are US$5-10M. This will include US$2-3 for the construction of 20,000tpa pilot concentration plant.

•

If the project proceeds to development, conventional recovery technologies will be used for both zircon and gold. The zircon circuit will comprise a cutter suction dredge feeding a floating pre-concentration plant containing spirals, then a shore based final concentrating plant comprising shaking tables, air separators, and driers. The gold will be recovered using jigs, riffle tables, and Knudsen concentrators. Final wash up will be via small shaking tables and amalgamation if required.

•

Order of magnitude project cost is US$230M.

•

Indicative operating cost is US$1.21/t for mined ore and US$640/t zircon final product. No credits are assumed for other minerals.

•

A key advantage of the preferred method is the total absence of chemicals in the recovery process and the ability to have relatively small disturbed areas at any given time, as rehabilitation occurs synchronously with mining.

•

 Analysts are predicting an international shortfall in zircon production over the next few years and prices are set to increase to more than US$1000/t early in 2009. This project therefore represents a good opportunity to capitalise on these factors

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

17.0 RECOMMENDATIONS

•

The planned exploration programs will address many of the current uncertainties around the various projects and it is recommended that, funding permitting, these programs commence as soon as practicable

•

Emphasis should be placed on the early recruitment of suitably qualified technical personnel, particularly field geologists and field assistants.

•

A project database should be established for all projects. This should have the capacity to store and mange all types of geospatial and exploration data including drilling data, assay / quality data, environmental monitoring data, geophysics, aerial photography, and geological modelling data. Ideally, this database should be able to cross-link to other software packages such as 3-D geological modelling software and GIS.

•

Acquire new high resolution georeferenced aerial photography for all prospect areas and develop high resolution Digital Terrain models. Airborne radar such as LIDAR might be more cost effective and should be investigated.

•

Develop an international standard project management system that will enable efficient and robust program planning and execution. This should link into established financial systems.

•

AWM is at a stage in its development where it needs to establish a stable base for its operations. A head office location should be scouted as soon as possible and key personnel installed. Communication between various key office holders and consultants has been a serious issue associated with the current base in Cambodia and this must also be urgently addressed.

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

18.0 RISK

Description of Risk	Description of Impact	Preventative Actions	Contingency Actions
1. Inability to raise sufficient financing	No or very limited exploration and development programs across project portfolio	Ensure good communication with the market and present positive messages	Reduce portfolio and minimise cost. Care and maintenance for all projects.
2. Permits not granted or delayed	Delays to commencement or cancellation of programs	Ensure applications in order and permitting authorities satisfied	Re-organise timing or seek alternative projects to start earlier
3. Inability to access sites due to poor ground conditions (Rainy season)	Delays to commencement / completion of programs	Ensure commencement as soon as practicable after rainy season. Project areas are geographically wide spread so should be able to stagger effort.	Re-schedule as appropriate or carry out operations on other accessible sites
4. Unable to recruit technical staff e.g. geologists & mining engineers	Delays to programs. QA / QC issues. High staff turn over	Start recruitment process early. Recruit only from reputable sources. Offer attractive terms of contract	Recruit and train as required. Stagger programs to fit personnel availability. Head hunt.
5. Insufficient drilling resources to complete programmes on schedule	Delays to completion of studies	Ensure contractual obligations are clearly stated in contract to resource and accelerate as required	Contract to additional drilling companies
6. Unexpected access delays for private land and mineral owners	Delays to completion of programme, or programme incomplete.	Ensure ability to quickly resolve issues through good landowner liaison. Ensure equipment and materials available to construct roading and drilling pads as required	Re-prioritise to avoid hole locations Pay more substantial access fees
7. Withdrawal of key personnel	Key tasks delayed or impeded	Ensure alternative coverage at all times and contractual obligation to provide.	Reduce work streams to accommodate or recruit form other tenderers

19.0 STATEMENT OF CAPABILITY

This report has been prepared by Mr Anthony (Tony) McDougall, Executive Director, of Earth Worx Geological Services Limited.

The principal consultant engaged in the review on behalf of EWGS is as follows:

Mr Anthony (Tony) McDougall

Tony McDougall is a New Zealand national with over 15-years experience in the international mining and resources sector. He holds a BSc degree and an MSc (hons) degree from Canterbury University and is a member of the Australasian Institute of Mining and Metallurgy. Mr McDougall has held senior management positions in base metal and energy projects in Australia, New Zealand, South America, and South East Asia, and is

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

currently Managing Director of Earth Worx Geological services Ltd. He has expertise in mineral and coal resource evaluation, mine development, and project management.

Mr McDougall qualifies as a “Qualified Person” (NI43-101 Rules & Policies), for the purposes of providing this technical review of AWM’s activities.

20.0 STATEMENT OF INDEPENDENCE

Neither the principals nor associates of EWGS have any material interest or entitlement in the securities or assets of AWM. EWGS will be paid a fee for this report comprising its normal professional rates and reimbursable expenses. The fee is not contingent on the conclusions of this report.

21.0 LIMITATIONS & CONSENT

This assessment has been based on data, reports and other information made available to EWGS by AWM and referred to in this report. EWGS has been advised that the information is complete as to material details and is not misleading. A draft copy of this report has been provided to AWM for comment as to any material errors or omissions.

EWGS has reviewed the data, reports and information provided. The opinions stated herein are given in good faith. EWGS believes that the basic assumptions are factual and correct and the interpretations reasonable.

EWGS does not accept any liability other than its statutory liability to any individual, organisation or company and takes no responsibility for any loss or damage arising from the use of this report, or information, data, or assumptions contained therein. With respect to the EWGS report and use thereof by AWM, AWM agrees to indemnify and hold harmless EWGS, its shareholders, directors, officers, and associates against any and all losses, claims, damages, liabilities or actions to which they or any of them may become subject under any securities act, statute or common law and will reimburse them on a current basis for any legal or other expenses incurred by them in connection with investigating any claims or defending any actions.

This report is provided to AWM as a technical report for the purposes of Canadian National Instrument 43-101 and should not be used or relied upon for any other purpose. The report does not constitute a legal or technical audit. Neither the whole nor any part of this report nor any reference thereto may be included in or with or attached to any document or used for

Angkor Wat Minerals Exploration Projects

Independent Report by Earth Worx Geological Services Ltd

March 2009

any purpose without written consent from EWGS as to the form and context in which it appears.

Report prepared by A.J. McDougall

Yours faithfully

EARTH WORX GEOLOGICAL SERVICES LTD

Anthony J. McDougall

Executive Director